EXHIBIT 10 (vi)
	MARYLAND ECONOMIC DEVELOPMENT CORPORATION, as Issuer,



	FREDERICK BREWING CO.,
	as Borrower,


	and


	SIGNET BANK,
	as Lender




	______________________________

	LOAN AND FINANCING AGREEMENT
	______________________________




	$1,500,000
	Maryland Economic Development Corporation
	Taxable Economic Development Revenue Bond
	 (Frederick Brewing Co. Facility)
	1996 Issue


	__________________________

	July 19, 1996
	__________________________

	TABLE OF CONTENTS


	ARTICLE I

	DEFINITIONS AND RULES
	OF CONSTRUCTION

SECTION PAGE

1.1.            Definitions - General . . . . . . . . . . . . . .2
1.2.            ERISA Terms . . . . . . . . . . . . . . . . . . .17
1.3.            Accounting Terms  . . . . . . . . . . . . . . . .18
1.4.            Rules of Construction . . . . . . . . . . . . . .18
1.5.            Refs to Bond and Note Ineffective After Termination Date 18


	ARTICLE II

	THE BOND; REDEMPTION;
	SECURITY FOR THE BOND

2.1.            The Bond  . . . . . . . . . . . . . . . . . . . .   19
2.2.            Redemption of the Bond  . . . . . . . . . . . . .   19
2.3.            Partial Redemptions . . . . . . . . . . . . . . .   20
2.4.            Effect of Redemption of Bond  . . . . . . . . . .   20
2.5.            Negotiability, Registration and Transfer of
		Bond; Mutilated, Lost or Destroyed Bond . . . . .   20
2.6.            Limited Liability of the Issuer . . . . . . . . .   21
2.7.            Security for Bond; Assignment by the Issuer
		to the Lender . . . . . . . . . . . . . . . . . .   22
2.8.            Insurance Provided by the Authority . . . . . . .   23


	ARTICLE III

	THE LOAN; THE NOTE; SECURITY FOR THE LOAN

3.1.            The Loan; The Note  . . . . . . . . . . . . . . .   25
3.2.            Payments by Borrower Upon Redemption of
		the Bond  . . . . . . . . . . . . . . . . . . . .   25
3.3.            Intentionally Deleted . . . . . . . . . . . . . .   25
3.4.            Security for the Loan . . . . . . . . . . . . . .   25
3.5.            Location of Security; Other Covenants
		Pertaining to Security  . . . . . . . . . . . . .   26
3.6.            Loss of Security  . . . . . . . . . . . . . . . .   28
3.7.            Filings . . . . . . . . . . . . . . . . . . . . .   28
3.8.            Consent of the Authority  . . . . . . . . . . . .   29

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES;
	FINDINGS BY THE ISSUER

4.1.    Representations and Warranties of the Issuer  . .   29
4.2.    Findings by the Issuer  . . . . . . . . . . . . .   30
4.3.    General Representations and Warranties of the
	Borrower  . . . . . . . . . . . . . . . . . . . .   30


	ARTICLE V

	COVENANTS

5.1.            Covenants of the Issuer . . . . . . . . . . . . .   33
5.2.            Affirmative Covenants of the Borrower . . . . . .   34
5.3.            Negative Covenants of the Borrower  . . . . . . .   40

	ARTICLE VI

	APPLICATION OF LOAN PROCEEDS

6.1.            Application of Loan Proceeds; Advances  . . . . .   43
6.2.            Advances of Bond Proceeds . . . . . . . . . . . .   43
6.3.            Procedure for Making Advances of Bond Proceeds. .   44
6.4.            Conditions Precedent to Advances of
		Bond Proceeds . . . . . . . . . . . . . . . . . .   46
6.5.            Completion of Acquisition of the Facility   . . .   47
6.6.            Establishment of Completion Date  . . . . . . . .   48
6.7.            Financing Sign on Building; Publicity . . . . . .   48
6.8.            Action by Holder Through and Reliance
		Upon Others . . . . . . . . . . . . . . . . . . .   49
6.9.    Holder May Rely Upon Instruments. . . . . . . . .   49


	ARTICLE VII

	COVENANTS, AGREEMENTS, REPRESENTATIONS
	AND WARRANTIES WITH RESPECT TO THE FACILITY

7.1.            Possession, Ownership and Use of the
		Facility  . . . . . . . . . . . . . . . . . . . .   49
7.2.            Representations, Warranties and Covenants
		Pertaining to the Facility  . . . . . . . . . . .   50
7.3.            No Warranty of Suitability by Issuer or Holder  .   51
7.4.            Alterations, Additions and Improvements . . . . .   51
7.5.            Transfer of Facility; Other Liens; Assignment
		and Leasing . . . . . . . . . . . . . . . . . . .   51

	ARTICLE VIII

	PROPERTY TAXES; INSURANCE

8.l.            Property Taxes; Tax and Insurance Escrow. . . . .   52
8.2.            Insurance Required. . . . . . . . . . . . . . . .   53
8.3.            Specific Requirements With Respect to
		Insurance . . . . . . . . . . . . . . . . . . . .   54


	ARTICLE IX

	DAMAGE TO THE FACILITY;
	APPLICATION OF NET PROCEEDS

9.l.            Damage to the Facility  . . . . . . . . . . . . .   56
9.2.            Application of Net Proceeds . . . . . . . . . . .   56
9.3.            General Provisions  . . . . . . . . . . . . . . .   57


	ARTICLE X

	EVENTS OF DEFAULT; REMEDIES

10.1.   Events of Default Defined . . . . . . . . . . . .   58
10.2.   Remedies on Default . . . . . . . . . . . . . . .   62
10.3.   No Remedy Exclusive; Delays or Omissions;
	Waiver of Breach. . . . . . . . . . . . . . . . .   65
10.4.   Termination of Proceedings. . . . . . . . . . . .   66
10.5.   Application of Moneys . . . . . . . . . . . . . .   66


	ARTICLE XI

	DURATION OF AGREEMENT; DEFEASANCE

11.1.   Duration of this Agreement . . . . . . . . . . . .  67
11.2.   Defeasance and Discharge of Lien of
	the Holder . . . . . . . . . . . . . . . . . . . .  67


	ARTICLE XII

	ADDITIONAL PAYMENTS

12.1.   Costs to be Paid by the Borrower; Issuer's Fee . .  67
12.2.   Reimbursement of Advances Made or Other Costs
	Incurred . . . . . . . . . . . . . . . . . . . .    68
12.3.   Interest on Additional Payments and
	Reimbursements . . . . . . . . . . . . . . . . .    68
12.4.   Indemnification. . . . . . . . . . . . . . . . .    69

12.5.   Surviving Rights . . . . . . . . . . . . . . . .    71
12.6.   Payments Due on Non-Business Days. . . . . . . .    71


	ARTICLE XIII

	MISCELLANEOUS

13.1.   Unconditional Obligations of Borrower. . . . . .    71
13.2.   Authorized Representatives . . . . . . . . . . .    72
13.3.   Consent to Jurisdiction; Service of Process. . .    72
13.4.   Further Assurances and Corrective Instruments. .    73
13.5.   Estoppel Certificate . . . . . . . . . . . . . .    73
13.6.   Prior Agreements Canceled. . . . . . . . . . . .    73
13.7.   Binding Effect . . . . . . . . . . . . . . . . .    74
13.8.   Dissolution of Issuer. . . . . . . . . . . . . .    74
13.9.   Disclosure of Information           74
13.10.  Illegality . . . . . . . . . . . . . . . . . . .    74
13.11.  Amendments, Changes and Modifications. . . . . .    75
13.12.  Execution of Counterparts. . . . . . . . . . . .    75
13.13.  Law Governing Construction of Agreement. . . . .    75
13.14.  Assignment . . . . . . . . . . . . . . . . . . .    75



______________________

EXHIBIT A - Form of Requisition
EXHIBIT B - List of Equipment
EXHIBIT C - List of Copyrights, Patents and Trademarks
EXHIBIT D - Sources and Uses of Funds
EXHIBIT E - Schedule of Additional Equipment

	LOAN AND FINANCING AGREEMENT




	THIS LOAN AND FINANCING AGREEMENT is entered into
July 19, 1996, by and among MARYLAND ECONOMIC DEVELOPMENT
CORPORATION, a body politic and corporate and a public instrumentality of the State of Maryland (the "Issuer"), FREDERICK BREWING CO., a Maryland corporation (the "Borrower"), and SIGNET
BANK, a Virginia banking corporation (the "Lender").


	RECITALS

	Pursuant to and in accordance with the Act (as hereinafter defined), the Issuer has determined to issue and sell to the Lender its Taxable Economic Development Revenue Bond (Frederick Brewing Co. Facility),
1996 Issue, in the principal amount of $1,500,000 (the "Bond"), and loan the proceeds from the sale thereof to the Borrower, to assist the Borrower in financing the costs of the acquisition and installation by the Borrower of a certain facility (the "Facility"), to be housed in a building or buildings located within the geographical boundaries and jurisdiction of Frederick County, Maryland, all upon the terms and conditions of this Financing Agreement.

	Pursuant to and in accordance with the MIDFA Act (as hereinafter defined), the Authority, in its capacity as insurer under the MIDFA Act, is providing financial assistance (within the meaning of the MIDFA Act) by insuring, through its Bond Insurance Fund (hereinafter defined), a portion of the principal of and interest on the Bond.
	AGREEMENTS

	NOW, THEREFORE, in consideration of the premises, the respective representations, covenants and agreements hereinafter contained, and of the purchase and acceptance of the Bond by those who shall hold the same from time to time, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (provided, that in performance of the agreements of the Issuer herein contained, any obligation the Issuer, the Authority or the Department (as hereinafter defined) may thereby incur for the payment of money shall not constitute an indebtedness or a charge against the general credit or taxing powers of the Issuer, the Authority (except in regard to the Authority Insurance Agreement), the Department or of any other public body, shall not create any pecuniary liability of the Issuer or of any other public body, and shall be payable solely from the sources herein provided):

	ARTICLE I

	DEFINITIONS

	SECTION 1.1. Definitions - General. Certain terms used in this Agreement and in certain of the other documents executed and delivered in connection herewith are defined in this Section 1.1. Such terms shall have the meanings given to them in this Section l.l, unless specifically provided otherwise or unless the context clearly indicates otherwise:

	"Accountant" means an Independent Person engaged in the accounting profession as a certified public accountant under the laws of the State, and qualified to pass upon those matters required by this Agreement and the other Documents to be passed upon by an Accountant.

	"Accounts" means (a) all of the Borrower's present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper and general intangibles; (b) all present and future tax refunds of the Borrower and all present and future rights of the Borrower to refunds or returns of prepaid expenses, including unearned insurance premiums; (c) all present and future cash of the Borrower; (d) all deposit accounts now or hereafter maintained or established by, for or on behalf of the Borrower with any bank or other institution, and all balances of funds now or hereafter on deposit in all such accounts, including, without limitation, all checking accounts, collection accounts, lockbox accounts, disbursement accounts, concentration accounts and all other deposit accounts of every kind and nature; (e) all present and future judgments, orders, awards and decrees in favor of the Borrower and causes of action in favor of the Borrower; (f) all present and future claims, rights of indemnification and other rights of the Borrower under or in connection with any contracts or agreements to which the Borrower is or becomes a party or third party beneficiary; (g) all rights and claims of the Borrower with respect to any deposits of money or other property made with any lessors of any property, insurers, bonding agents or any other persons; (h) all present and future rights and claims which the Borrower may now or hereafter have under any insurance policies, contracts or coverages now or hereafter in effect; (i) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of the Borrower; (j) all present and future rights of the Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (k) all rights which the Borrower may now or at any time hereafter have, by law or agreement, against any account debtor or other obligor of the Borrower, and all rights and Encumbrances which the Borrower may now or at any time hereafter have, by law or agreement, against any property of any account debtor or other obligor of the Borrower; (l) all present and future interests and rights of the Borrower, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which the Borrower is a party, as lessor, sublessor, lessee or sublessee; (m) all present and future customer lists of the Borrower; (n) all present and future contingent and non-contingent rights of the Borrower to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise, whether or not such rights are otherwise included in this definition; and (o) all present and future rights of the Borrower with respect to licenses, patents, copyrights, franchises, trade names and trademarks including, without limitation, the Intellectual Property.

	"Acquisition" or "acquisition" means, when used in regard to the Facility, and shall include, where applicable, and without limitation, the acquisition, construction, rehabilitation, remodeling, extension, equipping and permanent improvement of the Facility, and paying the necessary costs of preparing, printing and selling the Bonds, and such other costs as may be permitted by the Act and approved by the Lender and the Authority.

	"Acquisition Costs" means all costs of the acquisition of the Facility approved by the Lender and the Authority.

	"Act" means Article 83A, Title 5, Subtitle 2 of the Annotated Code of Maryland (1995 Replacement Volume), as amended, and all future laws supplemental thereto or amendatory thereof.

	"Act of Bankruptcy" means the filing of a petition in bankruptcy under the Bankruptcy Code or the commencement of a proceeding under any other applicable law concerning insolvency, reorganization or bankruptcy by or against the Borrower or the Issuer as debtor.

	"Additions" means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

	"Agent" means any official, officer, employee or agent.

	"Applicable Rate" means the applicable rate of interest payable by the Issuer under the Bond and by the Borrower under the Note from time to time.

	"Assignment of Note" means the Assignment of Note of even date herewith from the Issuer to the Lender, pursuant to which the Issuer has assigned to the Lender, without recourse, the payments to be made by the Borrower under the Note (except for the Reserved Rights of the Issuer).

	"Associate Director" means the Associate Director of the Authority or such other person or office to which the principal functions of the Associate Director may be transferred.

	"Authority" means the Maryland Industrial Development Financing Authority, a body corporate and politic and a public instrumentality of the State created pursuant to the MIDFA Act, its successors and assigns.

	"Authority Insurance Agreement" means the Insurance Agreement of even date herewith by and between the Authority and the Lender, pursuant to which the Authority, through the Bond Insurance Fund, has provided financial assistance in connection with the acquisition of the Facility by insuring the payment of a portion of the principal of, and interest on the Bond.

	"Authority's Insurance Premium" shall mean the Authority's Insurance Premium as described in Section 5.2(q) hereof.

	"Authority's Subrogation Rights" means all of the Authority's rights of subrogation, as set forth in this Agreement and any of the other Documents and as may be otherwise available under law.

	"Authorized Authority Representative" means the Chairman, the Vice Chairman, the Executive Director or the Associate Director, or such other person or persons as may be designated to act on behalf of the Authority in accordance with the provisions of Section 13.2 of this Agreement.

	"Authorized Borrower Representative" means the Chairman of the Board and the Chief Executive Officer of the Borrower, or such other person or persons as may be designated to act on behalf of the Borrower in accordance with the provisions of Section 13.2 of this Agreement.

	"Authorized Issuer Representative" means the Executive Director of the Issuer, or such other person or persons as may be designated to act on behalf of the Issuer in accordance with the provisions of Section 13.2 of this Agreement.

	"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., and all future acts supplemental thereto or amendatory thereof.

	"Blue II" means Blue II, LLC, a Maryland limited liability company and the owner of the Building, and its successors.

	"Blue II Bond" means the Issuer's Taxable Economic Development Revenue Bond (Blue II, LLC Facility), 1996 Issue, of even date herewith, issued and delivered on the Closing Date in the principal amount of $3,000,000, together with all Supplements thereto, the proceeds of which are being loaned to Blue II to finance a portion of the construction costs of the Building.

	"Bond" means the Issuer's Taxable Economic Development Revenue Bond (Frederick Brewing Co. Facility), 1996 Issue, of even date herewith, issued and delivered on the Closing Date in the principal amount of $1,500,000, together with all Supplements thereto, which is a "bond" within the meaning of the Act.

	"Bond Counsel" means Miles & Stockbridge, a Professional
Corporation, Baltimore, Maryland, or any other Independent Counsel approved by the Holder and the Issuer and whose opinions are generally accepted in the field of municipal finance.

	"Bond Insurance Fund" means the continuing, nonlapsing, revolving fund of the Authority created pursuant to the MIDFA Act. The faith and credit of the State are not pledged to the Bond Insurance Fund.

	"Bond Registrar" means the Lender or such other person as may be approved by the Issuer to maintain registration books for the registration and transfer of the Bond.

	"Borrower" means Frederick Brewing Co., a Maryland corporation, its successors and assigns.

	"Borrower's Obligations" means the obligations of the Borrower under this Agreement, the Note and the other Documents to (a) pay the principal of and interest on the Note, when and as the same shall become due and payable (whether at the stated maturity thereof, on any installment payment date, by acceleration of maturity, after notice of redemption or otherwise), (b) pay all other payments required by this Agreement, the Note, and the other Documents to be paid by the Borrower to the Issuer, to the Authority, to the Lender, or to others, when and as the same shall become due and payable, and (c) timely perform, observe and comply with all of the terms, covenants, conditions, stipulations, and agreements, express or implied, which the Borrower is required by this Agreement, the Note, and any of the other Documents, to perform or observe.

	"Bridge Loan" means the short-term loan made by the Lender to the Borrower on the date hereof, in the principal amount of Nine Hundred Sixty-Nine Thousand ($969,000), to provide short-term financing for the Facility, after disbursement of the proceeds of the Bond.

	"Building" means the 50,000 square foot warehouse/manufacturing building to be constructed on the Land by Blue II.

	"Business Day" or "business day" means a day other than a Saturday, Sunday or legal holiday in the State, and observed as such by the Holder.

	"Carroll Street Facility" means the building currently occupied by the Borrower located at 103 S. Carroll Street in Frederick County, Maryland.

	"Chairman" means the Chairman of the Authority or such other person or office to which the principal functions of the Chairman may be transferred.

	"Claim" means any liability, suit, action, claim, demand, loss, expense or cost of any kind or nature whatsoever.

	"Closing Date" means the date of this Agreement, which is the date of issue and delivery of the Bond.

	"Collateral Assignment of Copyrights" means the Collateral Assignment of Copyrights of even date herewith, by and between the Borrower, as assignor, to the Issuer and its assigns including the Lender and its assigns, and the Authority, together with all Supplements thereto.

	"Collateral Assignment of Patents" means the Collateral
Assignment of Patents of even date herewith, by and between the Borrower, as assignor, to the Issuer and its assigns including the Lender and its assigns, and the Authority, together with all Supplements thereto.

	"Collateral Assignment of Trademarks" means the Collateral Assignment of Trademarks of even date herewith, by and between the Borrower, as assignor, to the Issuer and its assigns including the Lender and its assigns, and the Authority, together with all Supplements thereto.

	"Collateral Assignments" means, collectively, the Collateral Assignment of Copyrights, the Collateral Assignment of Patents and the Collateral Assignment of Trademarks.

	"Completion Date" means the date of completion of the acquisition of the Facility, as that date is certified as provided in Section 6.6 of this Agreement, which date shall be no later than January 2, 1997.

	"Copyrights" means all of the Borrower's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign copyrights, copyright registrations and copyright applications, whether or not registered or filed with any governmental authority, together with (a) all renewals thereof, (b) all present and future rights of the Borrower under all present and future license agreements relating thereto, whether the Borrower is licensee or licensor thereunder, (c) all income, royalties, damages and payments now or hereafter due and/or payable to the Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) all of the Borrower's present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (e) all rights corresponding thereto throughout the world. The Copyrights shall include, without limitation, those Copyrights listed on Exhibit C attached hereto and made a part hereof.

	"County" means Frederick County, Maryland, the county within which the Facility is to be located.

	"Damage" means any damage, destruction or other injury (in whole or in part) by fire or other casualty. "Damaged" means damaged, destroyed or injured (in whole or in part) by fire or other casualty.

	"Department" means the Department of Business and Economic Development of the State, a principal department of the government of the State.

	"Documents" means and includes (without limitation) the Bond, this Agreement, the Note, the Assignment of Note, the Authority Insurance Agreement, the Collateral Assignments, the Facility Lease, and any and all other documents which the Issuer, the Authority, the Borrower or any other party or parties or their representatives, have executed and delivered, or may hereafter execute and deliver, to evidence or secure the Issuer's Obligations, the Borrower's Obligations or any part thereof, or in connection therewith, together with all Supplements thereto.

	"Encumbrance" means any mortgage, pledge, lien, security interest, charge or other encumbrance.

	"Environmental Laws" means all federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

	"Equipment" means the Facility and (a) all equipment of the Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all machinery, vehicles and other rolling stock, furniture, furnishings, tools, dies, leasehold improvements, fixtures, and materials and supplies relating to any of the foregoing; (b) all present and future documents of title and trust receipts relating to any of the foregoing; (c) all present and future rights, claims and causes of action of the Borrower in connection with purchases by the Borrower of (or contracts for the purchase by the Borrower of), or warranties relating to, or damages to, goods held or to be held by the Borrower as equipment; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing;
(e) all present and future rights, claims and causes of action of Borrower in connection with any agreements pursuant to which any suppliers, manufacturers or other persons have agreed or may agree, conditionally or otherwise, to purchase or repurchase from the Borrower, in bulk or otherwise, any goods held or to be held by the Borrower as equipment;
and (f) all present and future general intangibles of the Borrower in any way relating to any of the foregoing.

	"Equipment Collateral" means all building materials, fixtures, machinery, equipment and tangible personal property of every kind and nature whatsoever of the Borrower, now or hereafter located or contained in or upon or attached to, the Land or the Building or any part thereof, and used or usable in connection with any present or future use or operations of the Land or the Building or any part thereof, whether now owned or hereafter acquired by the Borrower, together with all Additions thereto and all Proceeds thereof.

	"ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

	"Event of Default" means (a) with respect to this Agreement, those events of default specified in Section 10.1 hereof; and (b) when used with respect to any of the other Documents, any "event of default" specified therein, or if none is specified, any failure of any party thereto to comply with any of the terms thereof, after the expiration of any applicable cure or grace period set forth therein.

	"Executive Director" means the Executive Director of the Authority or such person or office to which the principal functions of the Executive Director may be transferred.

	"Executive Order" means the Executive Order of even date herewith executed by the Chairman, approving the form of the Bond and other details in connection with the Bond and the Loan, as authorized by the Act.

	"Existing Building" means the premises and building located at 103
S. Carroll Street, Frederick, Maryland, where the Borrower currently conducts its business.

	"Facility" means the Equipment listed on Exhibit B attached hereto and incorporated herein, and all substitutions or replacements thereof, and together with all Additions thereto and all Proceeds thereof, a "project" within the meaning of the Act.

	"Facility Lease" means the Lease Agreement and Option to
Purchase of even date herewith, by and between Blue II, as lessor, and the Borrower, as lessee, for the Building and the Land, together with all Supplements thereto.

	"Financial Assistance" or "financial assistance" means financial assistance within the meaning of the MIDFA Act.

	"Financing Agreement" or "Agreement" means this Loan and Financing Agreement by and among the Issuer, the Borrower and the Lender, together with all Supplements hereto.

	"Force Majeure" means and includes, without limitation, the following: acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Borrower, it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to it.

	"Full Insurable Value" means such value as shall be determined from time to time at the request of the Borrower or the Holder or the Authority (but not more frequently than once every 24 months) by one of the insurers selected by the Borrower and approved by the Holder and the Authority.

	"Gross Negligence" means gross negligence or willful misconduct.

	"Hazardous Substance" means any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum-based products, methane and all other pollutants, contaminants, chemicals, industrial substances, industrial wastes, toxic substances, toxic wastes, toxic materials, hazardous substances, hazardous wastes and hazardous materials. The meaning of each term used in this definition shall include, without limitation, the meaning or meanings assigned to such term by any Environmental Laws.

	"Holder" means the Lender and any other registered owner from time to time of the Bond, their successors and registered assigns.

	"Independent Counsel" means an Independent Person duly admitted to practice law before the highest court of the State.

	"Independent Engineer" means an Independent Person registered and qualified to practice the profession of engineering under the laws of the State.

	"Independent Person" means a person designated by the Borrower, approved by the Holder and the Authority, and not an employee of the Issuer, the Holder or the Borrower.

	"Intellectual Property" means (a) all Copyrights; (b) all Patents; (c) all Trademarks; (d) all licenses; (e) all good will of the Borrower; (f) all present and further trade secrets of the Borrower; and (g) all other present and future intellectual property of the Borrower.

	"Inventory" means (a) all inventory of the Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, raw materials, work in process, finished goods, goods returned or repossessed, and goods held for demonstration, marketing or similar purposes; (b) all present and future materials and supplies of the Borrower used, usable or consumed in the course of the Borrower's business, whether relating to the manufacture, assembly, installation, repair, packaging, packing or shipment of goods by the Borrower, or relating to advertising or any other aspect of the Borrower's business; (c) all present and future personal property of the Borrower in or on which any of the foregoing is stored or maintained; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing;
(e) all present and future documents of title and trust receipts relating to any of the foregoing; (f) all present and future customer lists of the Borrower; (g) all present and future rights of the Borrower in connection with goods consigned to or by the Borrower; (h) all present and future rights of the Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (i) all present and future rights, claims and causes of action of the Borrower in connection with purchases by the Borrower of (or contracts for the purchase by the Borrower of), or warranties relating to, or damages to, goods held or to be held by the Borrower as inventory; (j) all present and future rights, claims and causes of action of the Borrower in connection with any agreements pursuant to which any suppliers, manufacturers or other persons have agreed or may agree, conditionally or otherwise, to purchase or repurchase from the Borrower, in bulk or otherwise, any goods held or to be held by the Borrower as inventory; and (k) all present and future general intangibles of the Borrower in any way relating to any of the foregoing.

	"Issuer" means Maryland Economic Development Corporation, a body politic and corporate and a public instrumentality of the State of Maryland.

	"Issuer's Fee" means the annual fee payable in advance by the Borrower to the Issuer equal to 1/8 of 1% of the outstanding principal balance of the Bond.

	"Issuer's Obligations" means the obligations of the Issuer under the Bond, this Agreement and the other Documents, to (a) pay the principal of, premium (if any) and interest (at the Applicable Rate) on the Bond, when and as the same shall become due and payable (whether at the stated maturity thereof, on any installment payment date, by acceleration of maturity, after notice of redemption or otherwise), (b) pay all other payments (if any) required by the Bond, this Agreement and the other Documents to be paid by the Issuer to the Holder, or to others, when and as the same shall become due and payable, and (c) timely perform, observe and comply with all of the terms, covenants, conditions, stipulations and agreements, express or implied, which the Issuer is required by the Bond, this Agreement or any of the other Documents, to perform and observe; provided, however, that the Issuer's Obligations do not include any obligation to incur any pecuniary liability or any obligation to make any payment from any funds other than from moneys paid to it by the Borrower or as proceeds of any Security.

	"Land" means that parcel of land identified as "Lot 13", Wedgewood Business Park, on Wedgewood Boulevard, Buckeystown,
Election District #1, Frederick County, Maryland, consisting of approximately 5.6 acres, together with the Building and any and all other improvements thereon, all of which is or shall be owned by Blue II.

	"Laws" or "laws" means federal, state and local laws, rules, and regulations, and orders of any court or other governmental authority having jurisdiction.

	"Lender" means Signet Bank, a Virginia banking corporation, and its successors and assigns.

	"Lender's Inspector" means Whitney, Bailey, Cox & Magnani or such other person as may be approved by the Lender for the purpose of inspecting the progress of the acquisition of the Facility.

	"Lien" shall mean any statutory or common law consensual or nonconsensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

	"Loan" means the loan in the principal amount of $1,500,000, made by the Issuer to the Borrower on the Closing Date from the proceeds of the Bond, as evidenced by the Note and described in this Agreement and secured, inter alia, by this Agreement and the other Documents.

	"Loan Term" means the period beginning on the Closing Date and continuing until the Termination Date.

	"MIDFA Act" means the Maryland Industrial Development
Financing Authority Act, and all future acts supplemental thereto or amendatory thereof.

	"MIDFA Resolution" means the resolution adopted by the Authority November 30, 1995, as amended on December 21, 1995 and further amended on February 22, 1996.

	"Net Proceeds", when used with respect to any insurance proceeds allocable to the Facility, means the gross proceeds from insurance received by reason of any Damage remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

	"Note" means the Promissory Note of even date herewith made by the Borrower payable to the Issuer in the amount of the Loan, together with all Supplements thereto.

	"Notice" means a written communication given by delivery or by certified mail, postage prepaid, return receipt requested, addressed to the person to whom such communication is to be given, at the following addresses:

Authority:                      Maryland Industrial Development Financing
Authority
						217 East Redwood Street
						Baltimore, Maryland  21202
						Attention:  Executive Director

Blue II:                                Blue II, LLC
					117 West Patrick Street
					Frederick, Maryland  21701
					Attention:  Managing Member

Borrower:                               Frederick Brewing Co.
					103 S. Carroll Street
					Frederick, Maryland  21701
					Attention:Chief Executive Officer

					after the Completion Date:

					Frederick Brewing Co.
					4607 Wedgewood Boulevard
					Buckeystown, Maryland 21703
					Attention:  Chief Executive Officer

Issuer:                                 Maryland Economic Development
					Corporation
					36 South Charles Street
					Suite 1911
					Baltimore, Maryland  21201
					Attention:  Executive Director

Lender:                                 Signet Bank
					7 Saint Paul Street
					Baltimore, Maryland  21202
					Attention:  Mark A. Cunningham

Holder: THE LENDER AT ITS ADDRESS SET FORTH ABOVE OR TO SUCH OTHER HOLDER WHOSE NAME APPEARS ON THE REGISTRATION BOOKS OF THE BOND REGISTRAR AT THE ADDRESS DESIGNATED THEREIN.

	A duplicate copy of each communication given hereunder by any person listed above to another shall also be given to the Holder and to the Authority; provided, however, that any failure to give a duplicate copy of any such communication shall not invalidate any Notice given hereunder. Any of the persons listed above may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

	"Outstanding" or "outstanding" means with respect to the Bond, the period beginning on the Closing Date and continuing until all principal of, premium (if any) and interest on the Bond have been paid in full.

	"Patents" means all of the Borrower's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all United States and foreign patents, and pending and abandoned United States and foreign patent applications, including, without limitation, the inventions and improvements described or claimed therein, together with
(a) any reissues, divisions, continuations, certificates of reexamination, extensions, and continuations-in-part thereof, (b) all present and future rights of the Borrower under all present and future license agreements relating thereto, whether the Borrower is licensee or licensor thereunder,
(c) all income, royalties, damages and payments now or hereafter due and/or payable to the Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) all of the Borrower's present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (e) all rights corresponding thereto throughout the world. The Patents shall include, without limitation, those Patents listed on Exhibit C attached hereto and made a part hereof.

	"Permitted Liens" shall mean:  (a) existing Liens of the Lender;
(b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by the Borrower by appropriate proceedings, subject to the conditions set forth herein and provided such Lien is subordinate to any security interest of the Lender in the property encumbered by such Lien;
(c) mechanic's, artisan's, materialman's, landlord's, carrier's or other like Liens arising in the ordinary course of business with respect to obligations which are not due; (d) Liens arising out of a judgment, order or award with respect to which the Borrower shall in good faith be prosecuting diligently on appeal or proceeding for review and with respect to which there shall be in effect a subsisting stay of execution pending such appeal or proceeding for review, provided appropriate reserves therefor are established by the Borrower in accordance with generally accepted accounting principles and provided such Liens are subordinate to the Lender's security interest in the property encumbered by such Lien; (e) any deposit of funds made in the ordinary course of business to secure obligations of the Borrower under worker's compensation laws, unemployment insurance laws or similar legislation, to secure public or statutory obligations of the Borrower, to secure surety, appeal or customs bonds in proceedings to which the Borrower is a party, or to secure the Borrower's performance in connection with bids, tenders, contracts (other than contracts for the payment of money), leases or subleases made by the Borrower in the ordinary course of business; (f) Liens granted to the Lender in connection with the Bridge Loan; (g)
Liens to be granted to the SBA in connection with the SBA Loan, as set forth in the SBA Commitment; (h) existing purchase money Liens on vehicles and other rolling stock; and (i) Liens specifically consented to by the Lender and the Authority in writing.

	"Permitted Use" means use of the Facility by the Borrower as in its business as a brewing company, or such other use or uses as may be approved by the Holder and the Issuer and permitted by the Act.

	"Person" or "person" means any natural person, firm, association, partnership, corporation, limited liability company, trust, public body or other entity.

	"Pledged Receipts" means: (a) scheduled payments of principal of and interest on the Note, (b) Net Proceeds, (c) Receipts Requiring Mandatory Redemption, and (d) any other payments required or provided for by the Documents and paid to the Issuer and its assigns from any source, including both timely and delinquent payments with late charges.

	"Proceeds" or "proceeds" means, when used with respect to any of the Security, all proceeds within the meaning of the Maryland Uniform Commercial Code and shall include the proceeds of any and all insurance policies.

	"Projected Completion Date" means January 2, 1997, or such later date as may be approved in writing by the Holder and the Authority or as may be extended by reason of Force Majeure pursuant to Section 6.5(a) of this Financing Agreement.

	"Property Taxes" means all taxes, payments in lieu of taxes, water rents, sewer rents, ground rents, assessments and other governmental or municipal or public or private dues, charges and levies and any liens (including federal tax liens) which are or may be levied, imposed or assessed upon any of the Borrower's properties or any part thereof or any of the Security, whether any or all of the aforementioned be levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

	"Receipts Requiring Mandatory Redemption" means amounts received by the Borrower, by the Holder or by any other person from any of the following sources:

(a) all amounts received by the Borrower from the proceeds of any sale of the Facility (or any portion thereof), (including any profit realized by the Borrower) and required by any of the Documents to be applied to the redemption of the Bond,

(b) any unadvanced portion of the Bond proceeds remaining after the Completion Date and final advance of Bond proceeds are required to be applied to the redemption of the Bond pursuant to Section 6.2(b),

(c) any Net Proceeds received as a result of any Damage to the Facility and required by the Holder to be applied to the redemption of the Bond, as provided hereunder,

(d) any other amount or amounts received from any source and required by the Documents or by the Holder to be applied to the redemption of the Bond.

	"Reimbursement Rate" means the fluctuating rate of interest which is at all times equal to the Applicable Rate plus 2% per annum.

	"Reimbursement Rights" means (a) the rights of the Holder and the Issuer to receive reimbursement and indemnification pursuant to the Documents, (b) the Authority's Subrogation Rights, and (c) all enforcement remedies with respect to the foregoing.

	"Rents" means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of all or any portion thereof, or from any lease or other agreement pertaining thereto.

	"Requisition" means the form attached hereto as Exhibit A, submitted by the Borrower under this Agreement for advance of Bond proceeds.

	"Reserved Rights of the Issuer" means (a) Reimbursement Rights of the Issuer; (b) the right to receive Notices and to make any determination and to grant any approval or consent to anything in the Documents requiring the determination, consent or approval of the Issuer; (c) all rights of the Issuer set forth in the Documents regarding the use of Bond proceeds and the Facility; (d) any and all rights, remedies and limitations of liability of the Issuer set forth in the Documents regarding (l) the negotiability, registration and transfer of the Bond, (2) the loss or destruction of the Bond, (3) the limited liability of the Issuer as provided in the Act and in the Documents, (4) the maintenance of insurance by the Borrower, (5) no liability of the Issuer to third parties, and (6) no warranties of suitability or merchantability by the Issuer; and (e) all rights of the Issuer in connection with any amendment to or modification of the Documents.

	"Resolution" means the resolution adopted by the Board of Directors of the Issuer on March 18, 1996.

	"SBA Commitment" means the commitment letter dated January 24, 1996, from Mid-Atlantic Business Finance Company to the Borrower, pursuant to which the SBA Loan will be made to the Borrower.

	"SBA Loan" means the loan to be made by Mid-Atlantic Business Finance Company to the Borrower under the SBA 504 program, in the principal amount of $1,000,000, pursuant to the SBA Commitment, which SBA Loan may be secured by a subordinate lien on the Security.

	"Security" means all of the security for the Borrower's Obligations described in Section 3.4 hereof and in all of the other Documents, together with all Proceeds thereof and Additions thereto.

	"State" means the State of Maryland.

	"Subsidiary" means any present or future corporation at least a majority of whose outstanding Voting Stock shall at the time be owned by the Borrower; or by one or more Subsidiaries of the Borrower; or by the Borrower and one or more of its Subsidiaries.

	"Supplements" means any and all extensions, renewals, modifications, amendments, supplements and substitutions.

	"Surviving Rights" means the Reimbursement Rights, which shall survive any transfer or payment of the Bond, in full or in part, and, if so indicated in this Agreement, which shall also survive the termination of this Agreement.

	"Taxes" means all taxes, assessments and governmental charges or levies imposed upon the applicable person or on its income or its properties, including, without limitation, all Property Taxes.

	"Termination Date" means the date when the principal of, premium (if any) and interest on the Bond and the Note are paid in full and all of the Borrower's Obligations and the Issuer's Obligations are fully and irrevocably satisfied.

	"Trademarks" shall mean all of the Borrower's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign trademarks, trademark registrations, trademark applications and trade names, whether or not registered or filed with any governmental authority, together with (a) all renewals thereof, (b) all present and future rights of the Borrower under all present and future license agreements relating thereto, whether the Borrower is licensee or licensor thereunder, (c) all income, royalties, damages and payments now or hereafter due and/or payable to the Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) all of the Borrower's present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (e) all rights corresponding thereto throughout the world. The Trademarks shall include, without limitation, those Trademarks listed on Exhibit D attached hereto and made a part hereof.

	"Transaction" or "transaction" means the financing of the acquisition of the Facility, as described in this Agreement and the other Documents, a transaction within the meaning of the MIDFA Act. "Parties to this transaction" or "parties to this transaction" means the Issuer, the Borrower, the Authority and the Holder.

	"Vice Chairman" means the Vice Chairman of the Authority or such other person or office to which the principal functions of the Vice Chairman may be transferred.

	"Voting Stock" means the shares of any class of capital stock of a corporation having ordinary voting power to elect the directors, managers or trustees thereof (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingencies).

	SECTION 1.2. ERISA Terms. Certain terms used in this Agree-ment and in the other Documents are defined in ERISA. When and if used in this Agreement and in the other Documents, such terms shall have the meanings given them in ERISA. Specifically, the following terms shall have the following meanings:

	"Accumulated Funding Deficiency" means an "accumulated funding deficiency" as defined in Section 302 of ERISA or Section 412(a) of the Code.

	"Commonly Controlled Entity" means any Subsidiary or any other trade or business (whether or not incorporated) which is under "common control" (as defined in the Code) and of which the Borrower, or any of its Subsidiaries, is a part.

	"Multiemployer Plan" means a multiemployer plan (as defined in ERISA) to which the Borrower or any Commonly Controlled Entity, as appropriate, has or had an obligation to contribute.

	"Plan" means any pension, profit sharing, savings, stock bonus or other deferred compensation plan which is subject to the requirements of ERISA, together with any related trusts.

	"Prohibited Transaction" means a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code.

	"Reportable Event" means a "reportable event" as defined by Title
IV of ERISA.

	SECTION 1.3. Accounting Terms. Unless specifically provided otherwise, all accounting terms shall have the definitions given them in accordance with generally accepted accounting principles ("GAAP") as applied to the applicable person and its Subsidiaries, if any, on a consistent basis by its Accountants in the preparation of its annual financial statements, and unless otherwise indicated, all accounting terms and covenants shall be applied on a consolidated basis. The parties hereto understand and acknowledge that the financial covenants contained in Section 5.2 hereof (the "Financial Covenants") were structured using GAAP as in effect on the Closing Date. If GAAP changes to such an extent that the Financial Covenants no longer measure what was intended to be measured using GAAP as in effect on the Closing Date as determined by the Lender and the Authority in their sole and absolute discretion, the parties hereto agree to enter into an amendment to this Financing Agreement to restructure the Financial Covenants in form and substance satisfactory to the Lender and the Authority.

	SECTION 1.4. Rules of Construction. Unless otherwise indicated, all terms used in each of the other Documents shall have the meanings given them in this Financing Agreement.

	As used in each of the Documents, the words "hereof", "herein", "hereunder", "hereto", "Agreement", and other words of similar import refer to each Document in its entirety.

	The terms "agree" and "agreements" are intended to include and mean "covenant" and "covenants".

	The headings of each Document are for convenience only and shall not define or limit the provisions thereof.

	All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

	Any reference to particular sections or subsections of the Code and applicable income tax regulations shall include any successor provisions of law or regulations, to the extent the same shall apply to the Bond.

	SECTION 1.5. References to Bond and Note Ineffective After Termination Date. On the Termination Date, all references in this Agreement to the Bond and the Note shall be ineffective, and neither the Issuer nor the Holder nor the Lender shall thereafter have any rights hereunder, except with respect to any Surviving Rights, as applicable.

	ARTICLE II

	THE BOND; REDEMPTION; SECURITY FOR THE BOND

	SECTION 2.1. The Bond. Simultaneously with the execution and delivery of this Agreement, the Issuer has issued, and the Lender has purchased, the Bond. The Bond bears interest and is payable as provided therein.

	SECTION 2.2. Redemption of the Bond. The Bond is subject to redemption prior to maturity as follows:

(a)     Optional Redemption of Bond Prior to Maturity From
Prepayments By the Borrower. At any time after, but not before, the Completion Date, the Bond is subject to redemption at the option of the Issuer, in whole at any time or in part on any interest payment date, but only upon direction of the Borrower, from moneys made available by the Borrower for such purpose, at a redemption price equal to the principal amount of the Bond to be redeemed, together with unpaid interest on the principal of the Bond to be redeemed accrued to the date fixed for redemption, without payment of premium or penalty therefor.

	Any partial optional redemption pursuant to this Section shall be made in multiples of $25,000 and shall be applied to the principal installments to be redeemed in the inverse order of the installment payment dates under the Bond.

	In the event the Bond is called for redemption, in whole or in part, pursuant to the provisions of this subsection (a), the Borrower shall give Notice thereof to the Holder, in the name of the Issuer, at least 30 days prior to the date fixed for redemption, which Notice shall specify the anticipated redemption date and the principal amount of the Bond to be redeemed. On a date no later than the date fixed for redemption in such Notice, the Borrower shall pay to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for the redemption of the Bond, to redeem the Bond at the redemption price set forth above.

(b)     Special Mandatory Redemption from Certain Receipts.
The Bond is subject to special mandatory redemption, in whole or in part, from any and all Receipts Requiring Mandatory Redemption, at a redemption price equal to the principal amount to be redeemed, together with all unpaid interest on the principal of the Bond to be redeemed accrued to the date fixed for redemption. The Holder shall apply such moneys to the redemption of the Bond promptly upon the receipt thereof, without premium or penalty, and regardless of amount. Prior to any such redemption, the Holder shall give Notice thereof to the Borrower, specifying the date fixed for such redemption and the principal amount to be redeemed. On a date no later than the date fixed for redemption in such Notice, the Borrower shall pay to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for the redemption of the Bond, to redeem the Bond at the redemption price set forth above.

	SECTION 2.3. Partial Redemptions. Any partial redemption made pursuant to Section 2.2(a) or 2.2(b) above shall be applied to the principal to be redeemed in the inverse order of the installment payment dates under the Bond, except for any partial redemption pursuant to
Section 2.2(b) from unadvanced proceeds of the Bond that are not needed to pay Acquisition Costs and are applied to the redemption of the Bond in accordance with Section 2.2(b), which unadvanced proceeds shall be deemed to be a redemption of the Bond and the remaining principal installments on the Bond shall be reduced pro rata in the ratio that the amount of unadvanced proceeds bears to the outstanding and unpaid principal of the Bond. The amount of any partial redemption, and the date on which the same is actually made, shall be noted by the Holder on Schedule B attached to the Bond and made a part thereof; but the failure to so note any partial redemption shall not affect the validity of any payment actually received by the Holder.

	SECTION 2.4. Effect of Redemption of Bond. In the event the Bond (or any portion thereof) is called for redemption pursuant to
Section 2.2 above, the Bond (or portion thereof) so called for redemption, and which is actually redeemed, shall cease to bear interest on the specified redemption date, shall no longer be protected by this Agreement, and shall not be deemed to be outstanding under the provisions of this Agreement, and all rights of the Holder with respect thereto (except Surviving Rights) shall cease.

	SECTION 2.5.  Negotiability, Registration and Transfer of
Bond; Mutilated, Lost or Destroyed Bond. The Bond shall be negotiable, subject to the provisions for registration and transfer contained in this Agreement and in the Bond, and shall be registered as to both principal and interest. So long as the Bond remains outstanding, the Issuer shall cause to be maintained, at the office of the Bond Registrar, registration books for the registration (including the name and address of the registered Holder) and transfer of the Bond. The Bond shall be transferable only upon the registration books maintained by the Bond Registrar, which transfer shall be similarly noted on the registration table attached to the Bond as Schedule C. At the written request of the Holder or its attorney or officer duly authorized in writing, and upon presentation of the Bond for transfer, together with a written instrument of transfer satisfactory to the Bond Registrar duly executed by such Holder or attorney or officer and duly authorized in writing, the Bond Registrar shall cause the Bond to be transferred on the registration books, and the Bond Registrar shall note such transfer on the registration table attached to the Bond. Any Surviving Rights of the Holder shall survive any transfer of the Bond.

	If the Bond is transferred, the person acting as Bond Registrar prior to such transfer will continue to serve and act as Bond Registrar until a successor Bond Registrar has been appointed by the Issuer and has accepted the duties and responsibilities of Bond Registrar.

	The Issuer, the Borrower, and the other parties to this transaction may deem and treat the person in whose name the Bond is registered upon the registration books as the absolute owner of the Bond, whether the Bond is overdue or not, for the purpose of receiving payment of, or on account of, the principal of and premium, if any, and interest on the Bond and for all other purposes, and all such payments so made to any such registered Holder or upon its order shall be valid and effectual to satisfy and discharge the liability upon the Bond to the extent of the sum or sums so paid, and neither the Issuer nor the Borrower nor any other party to this transaction or any other person shall be affected by any notice to the contrary.

	In the event the Bond is mutilated, lost, stolen or destroyed, the Issuer may execute a new Bond of like date, maturity, interest rate and denomination as that of the Bond mutilated, lost, stolen or destroyed; provided that, in case the Bond is mutilated, such mutilated Bond shall first be surrendered to the Issuer and cancelled, and in the case the Bond is lost, stolen or destroyed, there shall be first furnished to the Issuer evidence of such loss, theft or destruction satisfactory to the Issuer, together with indemnity satisfactory to the Issuer. The Issuer may charge the Holder the fees and expenses of the Issuer, if any, in connection with the foregoing.

	SECTION 2.6.  Limited Liability of the Issuer.

	The provisions of this Section, the Bond and the interest on it are limited obligations of the Issuer, the principal of, premium, if any, and interest on which are payable solely from the Pledged Receipts and any other moneys made available to the Issuer for such purpose. Neither the Bond nor the interest thereon shall ever constitute an indebtedness or a charge against the general credit or taxing powers of the State, the Department, the Authority, the Issuer, or any public body or other public instrumentality within the meaning of any constitutional or charter provision or statutory limitation, and neither shall ever constitute or give rise to any pecuniary liability of the State, the Department, the Issuer, the Authority (except in regard to the Authority Insurance Agreement), or any public body or other public instrumentality. The Bond does not constitute an indebtedness to which the faith and credit of the State, the Department, the Authority, the Issuer or any public body or other public instrumentality is pledged.

	No covenant or agreement contained in the Bond or in any of the other Documents shall be deemed to be the covenant or agreement of any Agent of the Issuer in his or her individual capacity.

	It is recognized that no Holder shall have a Claim against the Issuer for damages suffered by such Holder as a result of the failure of the Issuer, while acting in good faith, to perform any covenant, undertaking or obligation under this Financing Agreement, the Bond or any of the other Documents, nor as a result of the incorrectness of any representation made in good faith by the Issuer in the Documents.
Although this Financing Agreement recognizes that the Documents shall not give rise to any pecuniary liability of the Issuer, nothing contained in this Financing Agreement shall be construed to preclude in any way any action or proceeding (other than that element of any action or proceeding involving a Claim for monetary damages against the Issuer) in any court or before any governmental body, agency or instrumentality or otherwise against the Issuer or any of its Agents to enforce the provisions of any of the Documents.

	No covenant or agreement contained in the Bond or in any of the other Documents shall be deemed to be the covenant or agreement of any Agent of the Issuer in his or her individual capacity, and, as provided in the MIDFA Act, neither the members of the Authority nor any Agent of the Authority executing the Bond or any of the other Documents entered into by the Authority, nor any Agent of the Department or the State, shall be liable personally on the Bond or subject to any personal liability or accountability by reason of the issuance, execution, or delivery thereof.

	Notwithstanding any provision of any of the Documents, neither the Borrower nor the Holder nor any other person shall have any Claim against the Issuer or any of its Agents for damages suffered as a result of the Issuer's failure to perform in any respect any covenant, undertaking or obligation under the Bond or any of the other Documents nor as a result of the incorrectness of any representation in or any omission from any of the Documents.

	SECTION 2.7. Security for the Bond; Assignment by the Issuer to the Lender. In order to secure the payment of the principal of, premium (if any) and interest on the Bond according to its tenor and effect, the performance and observance by the Issuer of all of the covenants expressed or implied herein and in the Bond, and the payment and performance of all other of the Issuer's Obligations, the Issuer has executed and delivered the Assignment of Note, and does hereby grant, bargain, sell, convey, pledge and assign, without recourse, to the Lender, and grants to the Lender and its assigns a continuing security interest in, the following:

(a) All of the Issuer's right, title and interest in and to and remedies under all of the Documents, including, without limitation, this Agreement, the Note, and any and all Security referred to in all of the foregoing Documents.

(b)  The Pledged Receipts.

(c) All right, title and interest in and to and remedies with respect to any and all other property of every description and nature from time to time hereafter by delivery or by writing of any kind conveyed, pledged, assigned or transferred, as and for additional security for the Issuer's Obligations, by the Issuer or by anyone on its behalf or with its written consent, to the Lender, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

	PROVIDED, HOWEVER, that there shall be excluded from the assignment set forth above all Reserved Rights of the Issuer.

	With respect to such Security and the security interest granted therein, the Lender and any other Holder shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial
Code.

	SECTION 2.8. Insurance Provided By the Authority. In addition to the security for the Bond described in Section 2.7 above, the Authority is providing financial assistance by insuring, through the Bond Insurance Fund, the repayment of a portion of the principal of and interest on the Bond, pursuant to the Authority Insurance Agreement. In recognition of the interests of the Authority as an insurer, the parties to this Agreement hereby agree that, in addition to the rights and remedies of the Authority set forth in the Authority Insurance Agreement and in the other
Documents, the Authority has certain rights and remedies in connection with this transaction, as follows:

(a)     Notices to the Authority; Consents.  Each of the
Borrower and the Lender (on behalf of itself and each other Holder of the Bond) agrees:

(i) to provide the Authority with copies of all financial statements, certifications, evidence of insurance coverage, and any other information or documentation required by the Documents to be given to the Holder or the Authority by such Person, and to give the Authority Notice of any occurrences or circumstances requiring Notice to be given to the Holder or to the Authority by such Person, as provided in this Agreement and in the other Documents,

(ii)    to obtain the consent, approval,
determination, permission, opinion or similar agreement of the Authority under such circumstances and at such times as is required by such Person by this Agreement and the other
Documents,

(iii) that none of the Documents may be modified or amended without the prior written consent of the Authority, and

(iv) that, as provided in Section 10.2 hereof, the Holder shall not exercise any remedies after the occurrence of an Event of Default hereunder without obtaining the prior approval of the Authority.

(b)     Borrower's Insurance; Inspections.  In addition, the
Borrower agrees:

(i) that the Authority and the Holder shall be named as additional insureds on any general public liability policy, and

(ii) to permit the Authority, the Lender and their respective Agents (after prior notice to the Borrower if no default has occurred under any of the Documents) to visit and inspect the Building and the Facility, to examine the Borrower's records and books of account and to discuss the affairs, finances and accounts pertaining thereto with officers of the Borrower at its offices during normal business hours and at such other reasonable times as may be requested by the Authority or the Lender.

(c) No Warranties by the Authority or the Lender. Neither the Authority nor the Lender makes any warranty, express or implied, or makes any assurances that the Facility will be suitable for the needs of the Borrower or that the proceeds of the Loan will be sufficient to pay for the costs of the acquisition of the Facility.

(d) Payments by the Authority. Notwithstanding any of the provisions of this Agreement or any of the other Documents, the Authority, on behalf of the Borrower, may, in its discretion, but subject to the provisions of the Authority Insurance Agreement elect to make any payments required to be made by the Borrower under the Documents and not paid by the Borrower within the time provided for therein, and may elect to cure any defaults under any of the Documents if it so chooses. The Authority shall be entitled to reimbursement pursuant to the provisions of Section 12.2 hereof for any payments made by it pursuant to this paragraph.

(e) Subrogation and Reimbursement of the Authority to the Extent of Payments Made. The Authority, to the extent of any payments made by it pursuant to any Authority Insurance Agreement or pursuant to paragraph (d) above, shall be subrogated to (a) all rights of the Holder to receive payment of such amounts from the Borrower or others under any of the Documents, and (b) all rights of the Borrower to receive payment or reimbursement of such amounts from other sources, subject to the provisions of the Authority Insurance Agreement. In addition, the Borrower agrees to reimburse the Authority for any payments made by the Authority under the Authority Insurance
Agreement, and such obligation to reimburse the Authority, as well as the obligation to reimburse the Authority pursuant to the provisions of
Section 12.2 hereof, shall be deemed to be Borrower's Obligations secured by this Agreement and the other Documents.

(f) Authority a Third-Party Beneficiary. The Authority is a third-party beneficiary of this Agreement and the other Documents to which the Authority is not a party.

	ARTICLE III

	THE LOAN; THE NOTE; SECURITY FOR THE LOAN

	SECTION 3.1. The Loan; The Note. The Issuer agrees, upon the terms and subject to the conditions set forth in this Agreement, to make the Loan to the Borrower. The Loan shall be made on the Closing Date from the proceeds of the Bond, as provided in Article VI hereof. The
Loan is evidenced by the Note and is payable as provided therein and in this Agreement. All payments under this Agreement, the Note, and all of the other Documents shall be payable by the Borrower directly to the Holder (except for any payments made pursuant to any Reimbursement
Rights, which, if so requested by the person entitled thereto, may be made directly to such person). The receipt by the Holder of any amounts payable under the Bond or any of the other Documents and delivered to it pursuant to this Section shall discharge the respective obligations of the Borrower to the Issuer and of the Issuer to the Holder, to the extent of payment.

	SECTION 3.2.  Payments by Borrower Upon Redemption of the
Bond. Upon any redemption of the Bond pursuant to Section 2.2 hereof, the Borrower, on a date no later than the date fixed for redemption, shall pay:

(a) to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for redemption of the Bond, to redeem the Bond on such date at the applicable redemption price set forth in Section 2.2 hereof,

(b) to the Holder moneys in an amount sufficient to pay any other of the Borrower's Obligations owing to the Holder through the date fixed for redemption,

(c) to the Issuer moneys in an amount sufficient to pay any other of the Borrower's Obligations owing to the Issuer through the date fixed for redemption, and

(d) to the other parties to this transaction, moneys in an amount sufficient to pay any other of the Borrower's Obligations owing to any of such persons through the date of redemption.

	SECTION 3.3.  INTENTIONALLY DELETED.

	SECTION 3.4. Security for the Loan. The Borrower's Obligations are evidenced by the Note and by this Agreement, and are secured by (a) this Agreement, and (b) by the other Documents executed and delivered for the purpose of securing the Loan.

	As additional security for payment and performance of the Borrower's Obligations, the Borrower hereby grants to the Issuer and its assigns (including the Lender and its assigns), a lien on and a security interest, all right, title and interest of the Borrower in and to all Accounts; Inventory; Equipment; Equipment Collateral; Copyrights; Trademarks; Patents; all amounts now or in the future owed by the Lender to the Borrower and all property and funds of the Borrower (including deposit accounts, certificates of deposit, and investments made or managed by the Lender on behalf of the Borrower), now owned or hereafter acquired by Borrower and now or hereafter in Lender's possession or control; all present and future substitutions, replacements, appurtenances, accessories, accessions and materials and supplies relating to any of the foregoing; all of the Borrower's present and future books and records in any form, in or on any media, including data processing materials in any form (including software, tapes, discs and the like), whether in the possession of the Borrower or any other person; and all present and future proceeds and products of all of the foregoing in any form whatsoever and all rights, including rights to the payment of money for any reason, arising on account of any sale, assignment, lease, rental, license, exchange, liquidation, condemnation, taking, theft or any disposition of any nature of, or any damage or casualty to, or any loss with respect to, any of the foregoing or any rights or interests of the Borrower in any of the foregoing, including, without limitation, cash proceeds (including all payments under any indemnities, warranties or guaranties payable with respect to any of the foregoing) and all Proceeds thereof.

	The Borrower agrees that with respect to such Security, the Issuer and its assigns (including the Lender and its assigns) shall have all of the rights and remedies of a secured party under all applicable laws, including, without limitation, the Maryland Uniform Commercial Code.

	SECTION 3.5. Location of Security; Other Covenants Pertaining to Security. (a) The Borrower agrees (i) to keep the Holder informed as to the location of the Security, give the Holder prior Notice of any contemplated changes of location, and not change the location of any of the Security without the prior written consent of the Holder, and (ii) to comply with all of the covenants and agreements set forth herein with respect to the Facility.

(b) The Borrower will maintain the Security in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Security in material compliance with all laws, regulations and ordinances and in material compliance with all applicable insurance requirements and regulations. The Borrower will promptly notify the Lender and the Authority in writing of any litigation involving or affecting the Security which the Borrower knows or has reason to believe is pending or threatened. The Borrower will promptly pay when due all Taxes and storage, warehousing and other such charges and fees affecting or arising out of or relating to the Security and shall defend the Security, at the Borrower's expense, against all claims and demands of any persons claiming ny interest in the Security adverse to the Borrower, the Lender or the Authority.

(c) At all reasonable times upon prior notice to the Borrower provided no default has occurred under the Documents (which may be given orally by telephone) the Lender, the Authority or their respective Agents may enter the Building and any other premises of Borrower and inspect the Security and all (i) books and records of the Borrower (in whatever form), and (ii) quality control processes of the Borrower. The Borrower agrees that, after the occurrence of an Event of Default, the Lender or the Authority, as the case may be, or a conservator appointed by the Lender or the Authority, as the case may be, shall have the right to establish such additional product quality controls as the Lender or the Authority, as the case may be, or such conservator, in its sole judgment, may deem necessary to assure maintenance of the quality of products sold by the Borrower under any trademarks. Except in connection with transactions in the ordinary course of the Borrower's business, the Borrower agrees (i) not to sell or assign its interest in, or grant any license under, the Intellectual Property, without the prior written consent of the Lender and the Authority, (ii) to maintain the quality of any and all products in connection with which the trademarks are used, consistent with the quality of such products as of the date hereof, and (iii) to provide the Lender and the Authority, at least annually, with a certificate of an officer of the Borrower disclosing all material transactions concerning the Intellectual Property, including, without limitation, assignments, licenses and sublicenses, and new Intellectual Property acquired.

(d) All books and records pertaining to the Security will be located at the Carroll Street Facility or at the Building upon completion of construction thereof and the Borrower will not change the location of such books and records without the prior written consent of the Lender and the Authority.

(e) Whenever required by the Lender or the Authority, the Borrower shall promptly deliver to the Lender or the Authority, with all endorsements and/or assignments required by the Lender or the Authority, all instruments, chattel paper, guaranties and the like received by the Borrower constituting, evidencing or relating to any of the Security or proceeds of any of the Security.

(f)     If any Accounts arise out of a contract with the United
States of America or any State, county, municipality or any department, agency or instrumentality thereof, the Borrower shall immediately notify the Lender and the Authority thereof and, if required by the Lender or the Authority, execute and deliver any agreements, notices and/or assignments and do such other things as may be satisfactory to the Lender and the Authority in order that all sums due and to become due to the Borrower under such contract shall be duly assigned to the Lender and the Authority in accordance with the Federal Assignment of Claims
Act (31 United States Code 1203; 41 United States Code 15) and/or any other applicable federal, State and local laws and regulations relating to the assignment of governmental obligations.

(g)     The Borrower agrees that until the Borrower's
Obligations shall have been satisfied in full and this Agreement shall have been terminated, the Borrower will not, without prior written consent of the Lender and the Authority, (i) consign any Security to any consignee, (ii) store or place any Security with any warehouseman, artisan, processor, contractor or bailee, or (iii) enter into any agreement (for example, a license agreement) which is inconsistent with the Borrower's Obligations. The Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would materially adversely affect the validity or enforcement of the rights transferred to the Lender and the Authority hereunder. Nothing herein shall be interpreted to prohibit the Borrower from accepting keg deposits in the ordinary course of business as currently conducted.

(h) The Copyrights, Patents, Trademarks and licenses listed on Exhibit C constitute all of the Copyrights, Patents, Trademarks and licenses registered or filed in the United States and now owned by Borrower. If, before the Borrower's Obligations shall have been satisfied in full, the Borrower shall (i) obtain rights to any new patentable inventions, trademarks or licenses, or (ii) become entitled to the benefit of any patent or trademark application, trademark, trademark registration, or license renewal, or apply for any reissue, division, continuation, certificate of reexamination, renewal, extension or continuation-in-part of any patent or improvement on any patent, the security interest granted hereunder and under the Collateral Assignments shall automatically attach thereto and the Borrower shall give to the Lender and the Authority prompt written notice thereof.

	SECTION 3.6. Loss of Security. The Holder shall not be liable for any loss of any Security in its possession, nor shall such loss diminish the debt due.

	SECTION 3.7. Filings. The security interests created hereby shall be perfected by the filing of financing statements which fully comply with the Maryland Uniform Commercial Code - Secured Transactions, in such offices as may be required by the Lender. The parties agree that:

(a) all necessary continuation statements shall be filed by the secured party or its assigns named therein within the time prescribed by the Maryland Uniform Commercial Code in order to continue the security interests created by the Documents;

(b) if, at any time any of the information contained in any financing statement filed in connection with the security interests created by the Documents, including without limitation, the description of the Security, shall change in such manner as to cause such financing statement to become misleading in any material respect or as may impair the perfection of the security interests intended to be created by the Documents, then the Borrower shall promptly prepare an amendment to such financing statement as may be necessary to continue the perfection of the security interest intended to be created by the Documents, obtain the signatures of the debtor and secured party upon such amendment, and file the same in any office where such amendment is required to be filed to continue the perfection of the security interest intended to be created thereby;

(c) upon the request of the Holder, the Borrower shall prepare, have executed and file any amendments to the financing statements filed with respect to the security interests created by the Documents in such form as the Holder may require; and

(d) as provided in Article XII hereof, the Borrower shall bear all costs of any and all of the filings described in this Section 3.7.

	SECTION 3.8. Consent of the Authority. The Borrower and the Holder shall obtain the prior written consent of the Authority with regard to any transaction described in this Article III with respect to which the consent or approval of the Holder is required, and will satisfy such other terms and conditions pertaining to the Security as the Authority may reasonably require.


	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES; FINDINGS BY THE ISSUER

	SECTION 4.1. Representations and Warranties of the Issuer. The Issuer makes the following representations and warranties:

(a) Authorized Issuer. The Issuer is a body corporate and politic and a public instrumentality of the State. Under the provisions of the Act, the Issuer has the power to enter into this Agreement and the other Documents entered into by it and the transactions contemplated hereunder and thereunder and to carry out its obligations hereunder and thereunder.

(b)     Necessary Actions.  As required by the MIDFA Act, the
Issuer has approved the Loan and the issuance and sale of the Bond. By proper action, the Issuer has duly adopted the Resolution, and the Issuer has duly authorized the execution and delivery of the Bond, this Agreement and each of the other Documents executed and delivered by it.


(c) Compliance With Laws. The Issuer is not in violation of any laws of the State which would affect its existence or its ability to issue and sell the Bond, to enter into any of the Documents, or to perform any of the Issuer's Obligations.

	SECTION 4.2. Findings by the Issuer. The Issuer hereby confirms its findings contained in the Resolution.

	SECTION 4.3. General Representations and Warranties of the Borrower. The Borrower makes the following representations and warranties:

(a)     Subsidiaries.  The Borrower has no Subsidiaries.

(b) Good Standing. The Borrower (i) is a corporation duly organized and existing, in good standing, under the laws of the jurisdiction of the State, and (ii) has the power to own its property and to carry on its business as now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, including, but not limited to, the State.

(c) Authority. The Borrower has full corporate power and authority to acquire the Facility and to enter into and execute and deliver this Agreement and each of the other Documents executed and delivered by the Borrower, and to incur and perform the obligations provided for herein and therein (including the borrowing of the Loan), all of which have been duly authorized by all proper and necessary action and all material governmental licenses, authorizations, consents and approvals required. No consent or approval of any other Person or public authority or regulatory body (other than the Issuer and the Authority) is required as a condition to the validity or enforceability of this Agreement or any of such other Documents, or if required the same has been duly obtained.

(d) Binding Obligations. This Agreement and each of the other Documents executed and delivered by the Borrower have been properly executed by the Borrower, constitute valid and legally binding obligations of the Borrower, and are fully enforceable against the Borrower, in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors generally, and (ii) general equity principles and the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

(e) Litigation. There is no litigation or proceeding pending or, so far as the Borrower knows, threatened before any court or administrative agency which, in the opinion of the Borrower, will materially adversely affect the financial condition or operations of the Borrower or the authority of the Borrower to enter into, or the validity or enforceability of, this Agreement or any of the other Documents executed and delivered by the Borrower.
(f) No Conflicting Agreements. There is (i) no provision of the Borrower's articles of incorporation or bylaws, or stock preference provision, or provision of any existing Encumbrance, contract or agreement binding on the Borrower or affecting its property, and (ii) to the knowledge of the Borrower, no law binding upon the Borrower or affecting any of its property, which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Agreement or of any of the other Documents executed and delivered by the Borrower, or which would be in default or violated as a result of such execution, delivery or performance.

(g) Financial Information. The financial statements of the Borrower for the fiscal years ending December 31, 1994 and December
31, 1995, and the Form 10-Q filed by the Borrower with the Securities and Exchange Commission for the quarterly accounting period ending
March 31, 1996, and heretofore furnished to the Lender, the Issuer, the Authority and to the other parties to this transaction concerning the Borrower are true and complete and correct and fairly present the financial condition of the Borrower as at such dates and the results of its operations for the periods then ended and were prepared in accordance with generally accepted accounting principles applied on a consistent basis for prior periods. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower except as reflected therein. There has been no material adverse change in the financial condition or operations of the Borrower since the date of such financial statements (and to the Borrower's knowledge no such material adverse change is pending or threatened), and the Borrower has not guaranteed the obligations of, or made any investment in or advances to, any Person except as disclosed in such financial statements. The Borrower has good and marketable title to all of its properties and assets, and all of such properties and assets are free and clear of Encumbrances (other than Permitted Liens), except as reflected in such information. The pro forma income statements of the Borrower for the years ending December 31, 1996, December 31, 1997,
December 31, 1998, and December 31, 1999, heretofore delivered to the
Lender and the Authority, are complete and fairly present the Borrower's projections for such periods, subject to the assumptions set forth therein (which assumptions the Borrower believes to be reasonable) and which projections the Lender, the Issuer and the Authority recognize to be uncertain and subject to change.

(h) Tax Returns. The Borrower has filed or caused to be filed all required foreign, federal, state and local tax returns and has paid all Taxes as shown on such returns to the extent that such Taxes have become due. No claims have been assessed and are unpaid with respect to such Taxes except as shown in the financial statements referred to in
(g) above, and the Borrower has established reserves which it believes to be adequate for the payment of additional Taxes for years which have not been audited by the respective tax authorities. Without limitation of the foregoing, the Borrower represents and warrants to the Lender that it has paid and discharged all gallonage taxes on beer (including without limitation, those taxes imposed under Section 5051 of the Internal
Revenue Code of 1986, as amended) within the time limits imposed by applicable law (including Section 5061 of such Code).

(i)     Liens on Facility and Security.  There exist no
Encumbrances (except Permitted Liens) on or with respect to any of the Security.

(j) ERISA. (i) Any Plan established and maintained by the Borrower or any Commonly Controlled Entity is a qualifying plan under the applicable requirements of ERISA, and there is no current matter which would materially adversely affect the qualified tax-exempt status of any Plan; (ii) neither the Borrower nor any Commonly Controlled
Entity has engaged in or is engaging in any Prohibited Transaction or has incurred any Accumulated Funding Deficiency in connection with any such Plan, whether or not waived, and no Reportable Event has occurred with respect to any Plan subject to the minimum funding requirements of
Section 412 of the Code; (iii) no Multiemployer Plan has "terminated", as that term is defined in ERISA; (iv) neither the Borrower nor any Commonly Controlled Entity has "withdrawn" or "partially withdrawn" from any Multiemployer Plan; and (v) no Multiemployer Plan is in "reorganization" nor has notice been received from the administrator of any Multiemployer Plan that any such Plan will be placed in "reorganization".

(k) Names of Borrower. The Borrower has never done business under any name other than the name of the Borrower set forth in this Agreement.

(l) Prohibition on Discrimination. The Borrower prohibits discrimination on the basis of (i) political or religious opinion or affiliation, marital status, race, color, creed or national origin, or (ii) sex or age, except when age or sex constitutes a bona fide occupational qualification, or (iii) the physical or mental disability of a qualified individual with a disability.

(m) Licenses and Permits. The Borrower has duly obtained and now holds all licenses, permits, certifications and other approvals required by federal, State and local laws of the jurisdictions in which the Borrower conducts its business and such licenses, permits, certifications and approvals remain valid and in full force and effect on the date hereof, and the Borrower has received no notification, written or oral that such licenses, permits, certifications or approvals have been, have been threatened to be, rescinded, revoked or restricted.

(n) Broker's or Finder's Commissions. No broker's or finder's fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby, and the Borrower agrees to save harmless and indemnify the Lender, the Issuer and the Authority from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission, including any costs and expenses (including attorney's fees) incurred by the Lender, the Issuer and the Authority in connection therewith. The provisions of this subsection shall survive the termination of this Agreement and the security interests hereunder and the payment of all of the other Borrower's Obligations.

(o) Regulation U. The Borrower does not own or intend to acquire any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of any advances hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U.

(p)     Compliance With Laws.  Except as disclosed in the
Borrower's Prospectus dated March 5, 1996, under "Business--Legal Proceedings," none of the Borrower and Subsidiaries is in violation of, or under investigation with respect to or threatened to be charged or given notice of a violation of, any applicable law, rule, regulation, order or judgment relating to any of its businesses, properties or operations, including, without limitation, ERISA, any law, rule, regulation or order regarding the collection, payment and deposit of employees' income, unemployment and social security taxes or of sales, use or excise taxes, any Environmental Laws, any laws pertaining to occupational safety and health or any laws relating to public health.

	ARTICLE V

	COVENANTS

	SECTION 5.1. Covenants of the Issuer. The Issuer hereby covenants and agrees as follows:

(a)     Maintenance of Existence; Compliance with Laws.  The
Issuer will not voluntarily take any action towards dissolution unless it has assured the assumption of its obligations under this Agreement and the other Documents by any other person succeeding to its powers; and it will comply with all laws applicable to this Agreement or any of the other Documents.

(b) Further Instruments and Actions. The Issuer will from time to time execute and deliver such further instruments and take such further actions as may be reasonable and as may be required to carry out the purpose of this Agreement; provided, however, that no such instruments or actions shall pledge the credit or taxing power of the State, the Issuer, the Authority or any other public body or require the State, the Department, the Issuer, the Authority (except in regard to the Authority Insurance Agreement) or any public body to incur any pecuniary obligations.

(c) Priority of Pledge. Except for the assignment to the Lender under this Agreement and the Assignment of Note, the Issuer will not sell, lease or otherwise dispose of or encumber its interest in any part of the security for the Bond, and will cooperate in causing to be discharged any Encumbrances created by it with respect to any of the security for the Bond.

(d) Books and Documents Open to Inspection. The Issuer shall, to the extent required and permitted by law, within a reasonable time after request, open any and all of its books and documents in its possession relating to the financing of the Facility, if any, during the normal business hours of the Issuer, to such Accountants or other persons as the Holder, the Borrower or the Authority may from time to time designate.

	SECTION 5.2. Affirmative Covenants of the Borrower. Until the Termination Date, the Borrower will, unless the prior written consent to do otherwise has been obtained from the Holder and the Authority:

(a)     Financial Statements.  Furnish to the Holder and the
Authority:

(i) as soon as available but in no event more than thirty (30) days after the end of each monthly accounting period of the Borrower, monthly financial statements of the Borrower (including an income statement and balance sheet), prepared in accordance with generally accepted accounting principles, consistently applied, and certified by the chief financial officer of the Borrower as true and correct;

(ii) as soon as available but in no event more than 45 days after the end of each of the first three quarterly accounting periods of the Borrower, a consolidated and consolidating statement of income and retained earnings of the Borrower and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of the Borrower to the end of each period, and a consolidated and consolidating statement of cash flows of the Borrower and any Subsidiaries for such period and for the period from the beginning of the current fiscal year of the Borrower to the end of each period, and a consolidated and consolidating balance sheet of the Borrower and any Subsidiaries as at the end of such period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year of the Borrower, all in detail and scope satisfactory to the Holder and the Authority, prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief financial officer of the Borrower and accompanied by a certificate of that officer stating whether any Event of Default or any event which, with the giving of notice or lapse of time (or both) would be an Event of Default, has occurred and, if so, stating the facts with respect thereto;

(iii) as soon as available but in no event more than 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating statement of income and retained earnings of the Borrower and any Subsidiaries for such year, and a consolidated and consolidating statement of cash flows of the Borrower and any Subsidiaries for such year, and a consolidated and consolidating balance sheet of the Borrower and any Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of the Borrower, all in detail and scope satisfactory to the Holder and the Authority, prepared in accordance with generally accepted accounting principles consistently applied and examined and audited by Coopers & Lybrand, LLP, or by such other Accountants reasonably satisfactory to the Holder and the Authority, accompanied by a report of such Accountants with respect to such financial statements which is prepared in accordance with generally accepted accounting principles, and accompanied by a certificate of the chief financial officer of the Borrower stating whether any Event of Default or any event which, with the giving of notice or lapse of time (or both) would be an Event of Default, has occurred and, if so, stating the facts with respect thereto;

(iv) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which the Borrower or any Subsidiary sends to its shareholders, members or partners and copies of all registration statements (with exhibits) and all regular, special or periodic reports which the Borrower or any Subsidiary files with the United States Securities and Exchange Commission
(or any governmental body or agency succeeding to the functions of the United States Securities and Exchange Commission) or with any national stock exchange on which the Borrower's or any Subsidiary's securities are listed and copies of all press releases and other statements made available by the Borrower or any Subsidiary to the public concerning material developments in the business of the Borrower and/or any Subsidiary; and

(v)     such additional information, reports or
statements as the Holder or the Authority may from time to time reasonably request.

(b) Current Ratio. Maintain a ratio of current assets to current liabilities of not less than (i) 1.25 to 1 as of September 30, 1996 and as of the end of each calendar quarter thereafter to and including the calendar quarter ending September 30, 1997; and (ii) 1.5 to 1 as of December 31, 1997 and as of the end of each calendar quarter thereafter.

(c) Debt to Worth Ratio. Maintain a ratio of debt to tangible net worth of not greater than: (i) 3.25 to 1 as of September 30, 1996 and as of the end of each calendar quarter thereafter to and including the calendar quarter ending September 30, 1997; (ii) 3.0 to 1 as of December 31, 1997 and as of March 31, 1998; and (iii) 2.5 to 1 as of June 30, 1998 and as of the end of each calendar quarter thereafter.

(d) Tangible Net Worth. Maintain a tangible net worth of at least (i) Two Million Dollars ($2,000,000) as of September 30, 1996 and as of the end of each calendar quarter thereafter to and including the calendar quarter ending September 30, 1997 and (ii) Two Million Five Hundred Thousand Dollars ($2,500,000) as of December 31, 1997 and as of the end of each calendar quarter thereafter.

(e) Cash Flow to Debt Service Ratio. Maintain a ratio of cash flow to debt service of not less than (a) 1.5 to 1.0 as of December 31, 1997 and as of the end of each calendar quarter thereafter to and including December 31, 1998, and (b) 2.0 to 1.0 as of March 31, 1999 and as of the end of each calendar quarter thereafter. For purposes hereof, "cash flow" shall mean net profits plus depreciation and amortization expense of the Borrower, and shall be measured (x) as of December 31, 1997, for the calendar quarter then ending, and (y) as of the end of each calendar quarter thereafter, on a cumulative year-to-date basis. For purposes hereof, "debt service" shall mean, for each period during which cash flow is measured, the current portion of long term debt of the Borrower (including, without limitation, the current portion of capital lease obligations) due and/or paid during such period.

(f) Appraisals. Permit the Lender and/or the Authority from time to time, at the expense of the Borrower, to order an appraisal of the Equipment to be performed by an appraiser or appraisers selected by the Lender and/or the Authority, in their sole discretion; provided, however, that the Borrower shall only be obligated to pay for one appraisal of Equipment in any twelve (12) month period unless (i) a default or an Event of Default shall have occurred under the Documents,
(ii) such appraisal is being conducted due to regulatory requirements of the Lender, or (iii) the Lender determines, in good faith, that the value of the Security has been materially impaired. The Borrower agrees to (i) cooperate with such appraiser or appraisers, (ii) provide such appraiser or appraisers with access to the Equipment and with any information regarding the Equipment as is reasonably requested, and (iii) permit the Lender and the Authority and their Agents to disclose to such appraiser or appraisers any and all information they may have with regard to the Equipment, the Borrower and the transactions contemplated by the Documents as the Lender and the Authority, in their reasonable discretion, determine is necessary to provide for an accurate appraisal of the Equipment.

(g) Licenses and Permits. Maintain any and all licenses and permits necessary for the operation of a brewery and the operation of the Equipment.

(h) Taxes and Claims. Pay and discharge all Taxes prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become an Encumbrance upon any of its properties, subject to the right of the Borrower to contest the same in accordance with the provisions of Section 8.1(b) hereof. If the Borrower fails to pay any of such Taxes at the time or in the manner provided in this Section, the Holder or the Authority, may, at its option, pay such Taxes and the Borrower shall pay to the Holder or the Authority the amount of any sum so paid, with interest thereon as provided in Article XII hereof.

	The fact that the Issuer or the Authority is assisting in the financing of the acquisition of the Facility shall not imply that the Borrower is or shall be eligible for any decrease in or immunity from any applicable Taxes ordinarily imposed by the State, the County or any other public body.

(i)  Insurance.  In addition to the insurance required by
Article VIII hereof, maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity. The Borrower shall file with the Authority and the Holder, upon request, a detailed list of the insurance then in effect covering the Borrower's properties, stating the names of the insurance companies, the amounts and rates of insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within 30 days after Notice from the Authority or the Holder, obtain such additional insurance as the Authority or the Holder may reasonably request.

(j) Maintenance of Existence. Maintain in good standing its existence as a Maryland corporation.

(k) Compliance With Laws. Comply with all applicable federal, state and local laws, rules and regulations.

(l) Books and Records; Inspections. Keep adequate records and books of account with respect to the Building, the Existing Building, the Facility and its business in accordance with generally accepted accounting principles; and permit the Holder or the Authority, by their respective Agents, accountants and attorneys, after prior notice unless a default has occurred under any of the Documents, to visit and inspect the Building, the Existing Building and the Facility, to examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with Agents of the Borrower at its offices during normal business hours and at such other reasonable times as may be requested by the Holder or the Authority.

(m) Facility Lease. The Borrower shall (i) comply with all the terms of the Facility Lease required of it in its role as tenant,
(ii) provide the Lender and the Authority with Notices of Events of Default under the Facility Lease, and (iii) notify the Lender and the Authority promptly of the exercise of its option to renew the Facility Lease or purchase the Building.

(n) Equal Employment. Comply with applicable laws prohibiting discrimination on the basis of (i) political or religious opinion or affiliation, marital status, race, color, creed or national origin, (ii) sex or age, except when sex or age constitutes a bona fide occupational qualification, or (iii) the physical or mental disability of a qualified individual with a disability. Upon the request of the Authority or the Department, the Borrower will submit to the Authority or the Department, as appropriate, information relating to its employment practices and operations, with regard to this subsection (m) on a form to be prescribed by the Department.

(o)     Drug and Alcohol Free Workplace.  Make a good faith
effort to eliminate illegal drug use and alcohol and drug abuse from its workplace and the Building and the Existing Building during the term of this Financing Agreement by:

(i)     prohibiting the unlawful manufacture,
distribution, dispensation, possession, or use of drugs in its workplace, the Building and the Existing Building;
(ii)    prohibiting its employees from working
while under the influence of alcohol or illegal drugs or abusing alcohol or drugs;

(iii)   not hiring or assigning to work on an
activity funded in whole or part with State funds, anyone whom it knows, or in the exercise of due diligence should know, currently abuses alcohol or drugs and is not actively engaged in a bona fide rehabilitation program;

(iv)    promptly informing the appropriate law
enforcement agency of every drug-related crime that occurs in its workplace, the Building and the Existing Building if it or its employee has observed the violations or otherwise has reliable information that a violation has occurred; and

(v) notifying employees that illegal drug use and alcohol and drug abuse are banned in the workplace the Building, and the Existing Building imposing sanctions on employees who abuse drugs and alcohol in the workplace, in the Building or in the Existing Building, and instituting steps to maintain a workplace, the Building and the Existing
Building free from illegal drug use and drug and alcohol abuse.

(p) Employment Count. Upon request, but not more frequently than twice annually, supply the employment count at Existing Building and/or at the Building to the Authority.

(q)  Environmental Inspections.  Permit the Lender and its
Agents, to enter upon the Building and/or the Existing Building and inspect the Facility and to conduct thereon, at the expense of the Borrower (unless otherwise paid by Blue II), such audit tests and examinations, including subsurface exploration and testing as the Lender may deem necessary to determine whether the occupation or operation of the Existing Building or the Building or the operation and/or use of the Facility, as the case may be, and the conduct of the activities engaged in thereon, are in compliance with all applicable Environmental Laws.

(r)  Authority's Insurance Premium.  Pay directly to the
Lender, for remittance to the Authority, the Authority's insurance premium payable in advance on the Closing Date and on the first day of each anniversary of the Closing Date in the amount of the greater of (a) one-half of one percent (1/2%) of the outstanding insured portion of the principal balance of the Bond, or (b) Five Hundred Dollars ($500.00).

(s)     Notice of Event of Default.  Immediately notify the
Lender and the Authority of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time (or both) would be an Event of Default, and the facts with respect thereto.

(t) Litigation. Promptly notify the Lender and the Authority in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Borrower or any Subsidiary.

(u) Extraordinary Loss; Change in Condition. Promptly notify the Lender and the Authority in writing of (i) any event causing extraordinary loss or depreciation of the value of the Borrower's or any Subsidiary's assets (whether or not insured) and the facts with respect thereto, and (ii) the occurrence of any material adverse change in the Borrower's or any Subsidiary's business, assets, operations, business prospects or financial condition.

(v) Maintenance of Properties. Maintain, and cause each Subsidiary to maintain, all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

(w) Patents, Franchises, etc.. Maintain, preserve and protect all licenses, Patents, franchises, Trademarks and trade names of the Borrower and each Subsidiary or licensed by the Borrower or any Subsidiary which are necessary to the conduct of the business of the Borrower or any Subsidiary as now conducted, free of any conflict with the rights of any other person. Without limitation of the foregoing, the Borrower shall have the duty (a) to pay all Taxes, fees or other amounts necessary to maintain in full force and effect all of the Intellectual Property, (b) to prosecute in a commercially reasonable manner any application or registration of the Intellectual Property pending as of the date hereof or thereafter until this Agreement is no longer in effect, (c) to make application or registration on Copyrights and Trademarks which have not been registered but which may be registered, as appropriate, (d) to preserve and maintain all rights in applications and registrations of the Intellectual Property, and (e) to take all steps as required by the Lender or the Authority to perfect any Liens acquired by the Lender and/or the Authority pursuant to subsection 3.5(h) hereof, including, without limitation, filing and recording such new collateral assignments as may be required by the Lender and/or the Authority. Any expenses incurred in connection with such applications shall be borne by the Borrower, and neither the Lender nor the Authority shall have any obligation or liability to pay any Taxes or fees nor shall the Lender or the Authority have any duties in connection with applications or maintenance of rights in the Intellectual Property.

	SECTION 5.3. Negative Covenants of the Borrower. Until the Termination Date, the Borrower will not, without the prior written consent of the Holder and the Authority, directly or indirectly:

(a) ERISA Compliance. (i) Restate or amend any Plan established and maintained by the Borrower or any Commonly Controlled Entity, in a manner designed to disqualify such Plan under the applicable requirements of the Code; (ii) permit any officers of the Borrower or any Commonly Controlled Entity to materially adversely affect the qualified tax-exempt status of any Plan of the Borrower or any Commonly
Controlled Entity; (iii) engage in or permit any Commonly Controlled Entity to engage in any Prohibited Transaction; (iv) incur or permit any Commonly Controlled Entity to incur any Accumulated Funding
Deficiency, whether or not waived, in connection with any Plan; (v) take or permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of the Borrower or any Commonly Controlled Entity pursuant to Section 4068 of ERISA;
(vi) fail to notify the Holder that notice has been received of a termination of any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; (vii) incur or permit any Commonly Controlled Entity to incur a complete or partial withdrawal from any Multiemployer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute; or (viii) fail to notify the Holder that notice has been received from the administrator of any Multiemployer Plan to which the Borrower or any Commonly
Controlled Entity has an obligation to contribute that any such plan will be placed in "reorganization".

(b) Borrowings. Create, incur, assume or suffer to exist any liability for borrowed money, except:

(i)     indebtedness in existence on the Closing
Date and of which the Borrower has informed the other parties to this transaction in writing prior to the Closing Date and which such other parties have agreed may remain outstanding after the Closing Date (including the Bridge Loan and the SBA Loan);

(ii)    short-term indebtedness incurred in the
ordinary course of the Borrower's business operations;

(iii)  existing indebtedness to the Lender; and

(iv) indebtedness which may be consented to by the Lender and the Authority in writing in advance, in the sole discretion of the Lender and the Authority and, if required by the Lender and the Authority, subordinated to the other obligations of the Borrower to the Lender and the Authority by written agreement satisfactory to the Lender and the Authority in form and substance.

(c) Mortgages and Pledges. Create, incur, assume or suffer to exist any Encumbrance of any kind upon any of its property or assets, whether now owned or hereafter acquired, except for Permitted Liens.

(d) Merger, Acquisition; Dissolution or Sale of Assets. Enter into any merger or consolidation, dissolution or acquire all or substantially all of the assets of any Person, or (except as set forth in subsection (o) hereof) sell, lease, or otherwise dispose of any substantial portion of its assets, except assets disposed of in the ordinary course of business.

(e) Loans. Make loans or advances to any Person, except advances to employees in the ordinary course of business.

(f) Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(g) Investments. (i) Except for the Equipment or any other equipment purchased with the proceeds of the Bridge Loan, make any investment in non-current assets (which shall include fixed assets and capitalized value of leased equipment and leased real property) during any twelve-month period which exceeds $50,000 or (ii) make any capital contribution to any other person or purchase or acquire a beneficial interest in any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, any other person, except (a) investments in federally insured certificates of deposit, (b) direct obligations of the United States of America maturing within one year from the date of acquisition, and (c) repurchase agreements with the Lender.

(h) Sale and Leaseback. Directly or indirectly enter into any arrangement whereby the Borrower shall sell or transfer all or any substantial part of its fixed assets then owned by it and shall thereupon or within one year thereafter rent or lease the assets so sold or transferred.

(i) Dividends or Redemptions. Pay dividends on or make distributions with respect to any stockholders of the Borrower, or make redemptions of any stockholder interests.

(j) Redemption of Debt. Redeem or prepay any long-term indebtedness of the Borrower except for debt redeemed or prepaid from the proceeds of the sale of Equipment permitted to be sold pursuant to subsection (o) hereof provided such debt was secured by such Equipment.

(k)     Subsidiaries.  Create or acquire any Subsidiaries.

(l) Management. Fail to notify the Lender and the Authority in writing of any change in the executive management of the Borrower, including, without limitation, the offices of President and Chief Executive Officer.

(m) Leases. Enter into any leases of real property and/or equipment as lessee which involve property with a value in excess of $25,000 in any one instance, or $100,000 in the aggregate over any twelve-month period, not including (i) rental payments under current leases of the Borrower for facilities currently occupied by the Borrower;
(ii) the Facility Lease; (iii) leases of equipment described on Exhibit E attached hereto and made a part hereof (provided, however, that the value of such equipment shall not exceed $427,500 in the aggregate); and (iv) any other leases in place as of the date hereof, of which the Borrower has disclosed to the Lender and the Authority, and consented to by the Lender and the Authority, in writing.

(n) Payments to Stockholders. Pay or lend any money to the Borrower's stockholders for any purpose whatsoever, except for salaries and advances for customary and reasonable business expenses and dividends authorized by the Borrower's board of directors, except scheduled payments in an aggregate amount not to exceed $70,993 made pursuant to existing promissory notes of the Borrower to stockholders; provided, however, that optional prepayments with respect to such indebtedness shall not be permitted.

(o) Sale or Lease of Security. Sell or lease any of the Security except in the ordinary course of the Borrower's business as now being conducted; provided, however, that during the first eighteen (18) months after the Closing Date but after the Completion Date, the Borrower shall be permitted to sell in arm's-length transactions any part of the Equipment Collateral consisting of the brewing and packaging equipment of the Borrower currently located at the Carroll Street Facility (but excluding the Equipment Collateral or any equipment purchased with the proceeds of the Bridge Loan or the Bond).

(p)  Fiscal Year.  Change the Borrower's fiscal year.

(q) Trade Names. Use any trade name other than the Borrower's true corporate name or permit any Subsidiary to use any trade name other than such Subsidiary's true corporate name.

(r) Amendment of Contract. Amend, modify, extend or otherwise supplement its current contract with The Johnson Beer
Company for the processing of beer.

	ARTICLE VI

	APPLICATION OF LOAN PROCEEDS

	SECTION 6.1. Application of Loan Proceeds; Advances. As provided in Section 3.1 hereof, the Loan has been made to the Borrower, to be used by the Borrower to pay a portion of the Acquisition Costs. The proceeds of the Bond will be advanced by the Lender from time to time in accordance with the procedures set forth in this Article VI directly to the Borrower, or for the account of the Borrower, as the acquisition of the Facility progresses. The Bond and the Note will bear interest based upon the aggregate amount of Bond proceeds advanced to the Borrower by the Lender pursuant to this Article VI.

	SECTION 6.2. Advances of Bond Proceeds. The Lender shall advance the proceeds of the Bonds in accordance with the provisions of Sections 6.2, 6.3 and 6.4 hereof; provided, however, that no advances shall be made until all conditions to the first advance under the Blue II Bond have been satisfied.

(a)     Payment of Acquisition Costs; Sources and Uses of
Funds. The Borrower certifies to the Issuer, the Lender and MIDFA that the projected sources and uses of funds constituting total Facility costs are as set forth in the Sources and Uses of Funds Schedule attached hereto as Exhibit C and incorporated herein. The Lender may approve changes in the amounts in each category of Acquisition Costs set forth on Exhibit C as long as the total amount of Acquisition Costs as set forth on Exhibit C does not increase as the acquisition of the Facility progresses.

(b) Remaining Amounts. Any unadvanced Bond proceeds remaining after the Completion Date and the final advance of Bond proceeds shall be deemed a redemption of the Bond as provided in the Bond and in Section 2.2(b) of this Agreement.

(c) Deficiency. If at any time, either on the Closing Date or thereafter, in the opinion of the Lender or the Authority, the Bond proceeds are insufficient to pay for all Acquisition Costs, the Borrower shall (i) complete, or cause to be completed, the acquisition of the Facility and pay or finance, or cause to be paid or financed, that portion of the Acquisition Costs as may be in excess of the Bond proceeds, and
(ii) immediately, upon receipt of Notice from the Lender or the Authority, pay to the Lender, from funds other than the proceeds of the Bond, for deposit in escrow, a sum of money in cash or cash equivalent or letter of credit (provided that such cash equivalent or letter of credit is in all respects satisfactory to the Holder and the Authority) which, when added to the Bond proceeds, will be sufficient to pay for all Acquisition Costs. Neither the Authority, the Issuer nor the Lender makes any warranty, either express or implied, that the Loan will be sufficient to pay all of the Acquisition Costs. If the Borrower finances any portion of the Acquisition Costs pursuant to the provisions of this Section from sources other than the proceeds of the Loan, it shall not be entitled to any reimbursement therefor from the Issuer, from the Lender, from the Authority or from any other Holder, nor shall it be entitled to any abatement or diminution of any payments required by the Note or this Agreement. Any moneys deposited in escrow with the Lender pursuant to this subsection (c) and remaining after the Completion Date shall be returned to the Borrower.

(d) Waiver of Conditions to Advances. Anything herein to the contrary notwithstanding, the Lender, with the prior written consent of the Authority, may waive any requirement or condition precedent to the advance of Bond proceeds.

(e) Lender's Obligations Following Final Advance. Upon the final advance of Bond proceeds to the Borrower, the Lender shall be under no further obligation to make any advance of Bond proceeds to the Borrower.

	SECTION 6.3. Procedure for Making Advances of Bond Proceeds. Each advance of Bond proceeds to pay the Acquisition Costs set forth in
Section 6.2(a) hereof shall be made only upon the receipt by the Holder of a Requisition, substantially in the form attached hereto as Exhibit A and made a part hereof, executed by the Authorized Borrower Representative and approved by the Lender and, if required by the Lender, the Lender's Inspector, and only upon satisfaction of the conditions precedent set forth in Section 6.4 hereof, in accordance with the following procedures:

(a)     Requisitions.  Requisitions for Acquisition Costs must
(i) include an itemization of the costs for which payment is requested,
(ii) indicate that the delivery and installation of any Equipment for which payment is requested has been completed except for the payment of progress payments to vendors of the Equipment in such amounts as shall be agreed to by the Lender, (iii) have attached thereto invoices for costs to be paid, (iv) be approved by the Lender and, if required by the Lender, the Lender's Inspector prior to any disbursement, and (v) have attached thereto any additional documents or information (including any financing statements or amendments to financing statements, and all filing fees necessary for the filing thereof) reasonably required by the Lender in order to create and/or perfect the security interests of Issuer and the Lender in such Equipment.

(b) Timing. The Holder shall have a period of 10 business days within which to fund each Requisition and shall not be required to advance Bond proceeds more than once each month.

(c) Payment of Advances; Joint Checks. Unless the Lender requires that Bond proceeds be disbursed by joint check as further provided in this paragraph, advances of Bond proceeds shall be disbursed into an escrow account of the Borrower with the Lender and disbursed to pay Acquisition Costs, as set forth herein. The Holder reserves the right to require that all advances of Bond proceeds be made jointly to the Borrower and any contractor or supplier for which payment is requested by a Requisition; provided, however, that upon the occurrence of an Event of Default under this Agreement, the Holder may, in its sole discretion, make all advances or any advance directly to the Borrower, or to any contractor or to subcontractors, laborers, materialmen, or persons furnishing labor, services, materials in connection with the acquisition of the Facility or to any combination thereof, and pay all loan fees, Taxes, appraisals, inspection fees, recording charges, legal fees and any other outstanding amounts due relating to the Facility and the full cost of completion of the acquisition thereof. Any such advance or payment shall be deemed to have been made to the Borrower or for its account.
The Authority also reserves the right to require at any time that payments be made directly to the Borrower or to any contractor or supplier, and the Holder shall, upon direction from the Authority, make disbursements in such manner as the Authority may request.

	Upon receipt of any funds requested by a Requisition, the Borrower shall immediately apply such funds to payment of the Acquisition Costs for which such funds are requested by the Requisition or, if the Borrower shall have advanced funds for such payment, the Borrower may reimburse itself for sums so advanced, provided that the Borrower has expended $731,000 as evidenced to the satisfaction of the Lender and the Authority.

(d) Payment of Interest. Notwithstanding the foregoing provisions of this Section 6.3, the Borrower hereby irrevocably authorizes the Holder to make advances of Bond proceeds to pay all interest bills rendered by the Holder in connection with the Loan, regardless of whether or not a Requisition therefor has been submitted by the Borrower, although it is anticipated that, in the normal course of events, such interest bills shall be delivered to and paid by the Borrower after submission of a Requisition therefor in accordance with the provisions of this Article.

(e) Stored Materials. No advances will be made for materials that are not physically incorporated into the Existing Building or the Building, other than for materials (i) actually delivered to the site and stored in a place secured and insured against theft, vandalism and other Damage, all in a manner satisfactory to the Holder and the Lender and the Authority, in their discretion, (ii) owned by the Borrower subject to no Encumbrances, other than those permitted hereby, and (iii) subject to the lien created by the Loan Documents.

(f) Holder's Reliance on Requisitions. In making any advance of Bond proceeds, the Holder may rely on any Requisitions and certifications delivered to it pursuant to this Section 6.3, and the Holder shall be relieved of all liability with respect to making such payments in accordance with such Requisitions and certifications, except only for its Gross Negligence. Each Requisition submitted pursuant to this Agreement, or the receipt of the advance of Bond proceeds requested thereby, shall constitute an affirmation that the representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects as of the date of such Requisition.

(g) No Liability to Third Parties. Neither the issuance of the Bond nor the making of the Loan shall in any way be construed as obligating the Issuer or the Holder to any Person for the payment of any expense incurred with respect to the Facility, and no Person contracting with the Borrower in connection with the Facility shall be reimbursed by the Issuer or the Holder under any circumstances whatsoever. Neither the Lender, any other Holder, the Department, nor the Authority, shall in any event be responsible or liable to any Person other than the Borrower for the advance of or failure to advance Bond proceeds, or any part thereof, and no contractor or subcontractor, or material or equipment supplier shall have any right or claim against the Lender, any other Holder, the Authority, the Department or the Issuer under this Agreement or in connection with the administration hereof.

	SECTION 6.4.  Conditions Precedent to Advances of Bond
Proceeds.  The Lender shall not be obligated to advance any Bond
Proceeds until all of the following conditions precedent shall have been fully met and complied with in all respects:

(a) No Event of Default. No Event of Default shall have occurred hereunder, other than any Event of Default waived by, or cured to the satisfaction of, the Holder and the Authority.

(b) Sufficient Time to Complete Facility. There shall be sufficient time in the opinion of the Lender and the Lender's Inspector to complete the Facility no later than the Projected Completion Date.

(c) Waivers of Liens; Receipts. At the request of the Holder, the Borrower shall furnish waivers of liens and receipts of payment as to any contractor or subcontractor for all work performed to the date of each Requisition at the time such Requisition is submitted and waivers of liens as to each supplier for materials included in the last previous Requisition within 30 days from the date of funding of the last previous Requisition, or prior to the next Requisition, whichever shall first occur.

(d) Compliance with Agreement. The Lender's Inspector shall have certified to the Holder that all installation of the Facility is in conformity with the Equipment described on Exhibit B attached hereto.

(e) Proper Application of Prior Advances. The Holder shall have received evidence satisfactory to it that all prior advances have been properly applied to the Acquisition Costs.

(f)     Sufficient Funds to Complete Acquisition of Facility.
The sum of the funds being requisitioned, and unadvanced funds, plus any amounts remaining on deposit in escrow with the Lender in accordance with Section 6.2(c) of this Agreement, shall be sufficient, in the sole opinion of the Holder, to complete the acquisition of the Facility and to pay all unpaid Acquisition Costs. In the event the Borrower is required to deposit moneys in escrow in order to pay all costs of completing the acquisition of the Facility pursuant to Section 6.2(c), whether on or after the Closing Date, the Borrower shall have made such deposit.

	SECTION 6.5. Completion of Acquisition of Facility. The Borrower hereby covenants and agrees with the Lender and the Authority that:

(a) Commencement of Acquisition; Time of Completion. It will cause the acquisition of the Facility to be commenced within 30 days after the Closing Date and prosecuted with diligence and continuity in accordance with the terms hereof, and will complete, on or before the Projected Completion Date, free and clear of Encumbrances and free and clear of Claims in connection with materials supplied or labor or services performed in connection with the acquisition of the Facility. The Projected Completion Date shall not be extended without the prior written consent of the Holder and the Authority. In the event of the occurrence of Force Majeure, the Holder and the Authority shall consent to an extension of the Projected Completion Date upon written request of the Borrower setting forth the reasons for such extension in form and substance reasonably satisfactory to the Holder and the Authority.

(b) Permits and Licenses. All necessary governmental permits and licenses have been obtained with respect to the Facility or will be obtained prior to commencing the particular work for which they are required.

(c) Changes in Equipment. The Borrower shall not, without the prior written consent of the Holder, the Authority and any governmental authorities having jurisdiction if such consent is required, permit any changes in the Equipment.

(d) Delivery of Certain Documents. It will deliver to the Holder, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which the Borrower claims title to any materials, fixtures or articles constituting any part of the Facility or subject to the lien of this Agreement.

(e) Fees of Lender's Inspector. It will pay the reasonable fees of the Lender's Inspector.

(f) Compliance With Restrictions, etc. It will comply with all applicable building restrictions, zoning ordinances, building codes, environmental protection requirements and other governmental regulations applicable to the Existing Building, the Building and/or the Facility.

(g) Payment of Contractors. It will promptly pay any contractor and all materialmen the amounts justly due to them, and receive the advances of Bond proceeds in trust to be applied for the purpose of paying the Acquisition Costs.

	No Person contracting with the Borrower with respect to the Facility shall have the right to be reimbursed by the Holder, or the Issuer under any circumstances whatsoever. The participation of the Holder, the Authority and the Issuer in the transactions contemplated hereby shall not in any way be construed as obligating the Holder, the Authority, the Department or the Issuer to any person or entity for the payment of any expense incurred with respect to the Facility.

(h) Requirements of Authority. It shall deliver to the Authority copies of all documents and information delivered to the Holder pursuant to Section 6.4 or this Section 6.5, shall provide the Authority with such other information as the Authority may reasonably request, and shall satisfy such other conditions as the Authority may reasonably require.

	SECTION 6.6. Establishment of Completion Date. The Completion Date shall be evidenced to the Holder, the Authority and to the Issuer by delivery of the fully executed and completed Completion Certificate, together with all completed exhibits attached thereto. It shall be the duty of the Borrower to cause such items to be furnished as soon as the acquisition of the Facility shall have been completed.

	SECTION 6.7. Financing Sign on Building; Publicity. The Borrower authorizes the Lender, the Authority and the Issuer to place signs at the Building at any locations selected by the Lender, the Authority and the Issuer and to prepare and furnish news releases to the news media or any other publications selected by the Lender or the Authority advertising the fact that financial assistance for the Facility has been obtained from the Lender, the Authority and the Issuer, and the details of such financial assistance and the Facility, upon prior consultation with the Borrower. Any sign placed on the Building by the Borrower (other than a sign identifying the brewery and the Borrower's name) which identifies the Facility shall identify the Lender, the Authority and the Issuer as the parties providing financing for the Facility.

	SECTION 6.8.  Action by Holder Through and Reliance Upon
Others. The Holder may execute and perform any of the duties or powers required of it hereunder by or through attorneys, receivers or Agents, shall be entitled to advice of counsel concerning all matters with respect to its duties hereunder, and shall not be answerable for the default or misconduct of any such attorney, receiver or Agent selected by it with reasonable care, or for the exercise of any discretion or power under this Agreement except only for its own Gross Negligence.

	SECTION 6.9. Holder May Rely Upon Instruments. The Holder shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper person or to have been prepared and furnished pursuant to any of the provisions of this Agreement, and the Holder shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements.


	ARTICLE VII

	COVENANTS, AGREEMENTS, REPRESENTATIONS AND
WARRANTIES WITH
	RESPECT TO THE FACILITY

	SECTION 7.1. Possession, Ownership and Use of the Facility. The Facility shall be the property of the Borrower, and the Borrower shall enjoy the ownership and possession thereof only for the Permitted Use, subject to rights of the Holder, the Authority and the Issuer and the other parties to this transaction to enter (after prior notice to the Borrower unless a default has occurred under any of the Documents) the Building and/or the Existing Building for inspection and other purposes pursuant to this Agreement and the other Documents. The Issuer and the Holder covenant and agree that they will not take any action, other than pursuant to this Agreement and the other Documents, to prevent the Borrower from having quiet and peaceable enjoyment of the Facility.
	SECTION 7.2.  Representations, Warranties and Covenants
Pertaining to the Facility. The Borrower hereby represents, warrants and agrees that:

(a) Use of Loan Proceeds. The Borrower intends that the proceeds of the Loan will be used solely for the Acquisition Costs.

(b)     Zoning, Restrictive Covenants, etc.  The Existing
Building and the Building, and the use of the Facility for the Permitted Use, will not violate any zoning or other ordinance, regulation or law, restrictive covenant or agreement of the Borrower (either now in existence or known by the Borrower to be proposed) applicable to the Facility or its use, and all requirements for such use have been satisfied.
 The Borrower shall not, without the prior written consent of the Holder and the Authority, initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restriction limiting or defining the uses which may be made of the Building or any part thereof. The Borrower will promptly perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions of all instruments of record affecting the Building, and/or the Existing Building, non-compliance with which may affect any of the Security, and the Borrower shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Facility or the Security.

(e) Maintenance and Repair of the Equipment; Com-pliance with Laws; etc. The Borrower will, at its sole cost and expense:


(i) Maintenance and Repair. Keep and maintain the Equipment and each part thereof in good condition, working order and repair, and make all necessary or appropriate repairs, replacements and renewals thereto so that each part thereof shall at all times be in good condition, fit and proper for the respective purposes for which it was originally intended, erected, or installed and to insure that the security for the Bond and the Security for the Loan shall not be impaired.

(ii) Permits, Licenses, Etc. Procure or cause to be procured, any and all necessary permits, certificates, licenses or other authorizations required for the Permitted Use, and observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions which are now applicable to the Facility or which may be applicable in the future.

(iii) Compliance with Laws. Not use the Facility or permit the same to be used contrary to any uniformly applicable laws affecting the Facility and the operation or use thereof, whether or not any such laws which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same.

	SECTION 7.3.  No Warranty of Suitability by Issuer or Holder.
The Borrower recognizes that since the Equipment was selected by it, neither the Issuer nor the Holder makes any warranty, either express or implied, and offers no assurances that the Facility will be suitable for the Borrower's purposes or needs. Without limiting the generality of the foregoing provisions of this Section, the Borrower hereby acknowledges that THERE ARE NO IMPLIED WARRANTIES OR WARRANTIES OF
FITNESS MADE BY THE ISSUER OR THE HOLDER.

	SECTION 7.4. Alterations, Additions and Improvements. No portion of the Equipment or the Equipment Collateral, or any other
Security now or hereafter covered by the lien and security interest of this Agreement, shall be removed, demolished or materially altered, without the prior written consent of the Holder and the Authority; provided, however, that the Borrower may, at its sole cost and expense, remove and dispose of, free from the lien and security interest of this Agreement, such of the Equipment Collateral as from time to time may be deemed by the Borrower to be in need of upgrade or substantial improvement or become worn out or obsolete, provided that no Event of Default has occurred and is continuing, and either: (1) simultaneously with or prior to such removals any such Equipment Collateral is replaced with other equipment of value at least equal to that of the replaced Equipment Collateral and free from the lien or security interest of any title retention or security agreement or other encumbrance, and by such removal and replacement the Borrower shall be deemed to have subjected such equipment to the lien and security interest of this Agreement, or (2) such Equipment Collateral is sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to the Holder to be applied to the redemption of the Bond in accordance with the provisions of Section 2.2(b) hereof.

	SECTION 7.5. Transfer of Facility; Other Liens; Assignment and Leasing. Except as provided in Section 7.4 above, without the prior written consent of the Holder and the Authority, the Borrower will not encumber, transfer, sell, assign, lease, dispose of, or contract to transfer all or any part of the Facility or suffer to exist any Encumbrance on the Facility or the Security (except for Permitted Liens), whether superior to or junior to this Agreement. The Borrower will give the Holder and the Authority Notice of any default in any permitted senior, junior or subordinated Encumbrance on the Facility or on the Security and Notice of any foreclosure or threat of foreclosure of such permitted senior, junior or subordinated Encumbrance. In the event of any permitted removal, replacement, or sale of the Facility, the Borrower shall promptly notify the Holder and the Authority of such removal, replacement or sale, and if so requested, shall provide the Holder with such financing statements or other documents necessary to perfect or continue the lien and security interest of the Holder in such Security.

	ARTICLE VIII

	PROPERTY TAXES; INSURANCE

	SECTION 8.1. Property Taxes; Tax and Insurance Escrow. Subject to its right to contest as set forth in subsection (c) below, the Borrower will promptly pay in full and discharge all Property Taxes before delinquency and before any penalty for nonpayment attaches thereto. The Borrower, upon payment of any of the Property Taxes, will exhibit to the Holder and the Issuer, upon demand, the receipted bills therefor, prior to the day upon which the same shall become delinquent. If the Borrower fails to pay or cause to be paid the Property Taxes (or any deficiency as hereinafter set forth) at the time or in the manner provided in this Section, the Holder may, at its option, pay such Property Taxes, and the Borrower shall pay to the Holder the amount of any Property Taxes so paid, with interest thereon, as provided in Section 12.2 hereof. As provided in Section 2.8 hereof, the Authority may also pay such Property Taxes not paid by the Borrower, and the Borrower shall be required to reimburse the Authority in accordance with the provisions of Section
12.2 hereof.
(a) Tax and Insurance Escrow. In addition to, together with, and at the same time and place as any installments of principal of or interest on the Note are to be paid, the Borrower shall pay to the Holder, upon request, an amount which shall be estimated by the Holder in its sole discretion from time to time, to be sufficient to enable the Holder to pay (out of the moneys so paid by the Borrower) at least 30 days before due, all Property Taxes and premiums on the insurance required by this Article VIII, which sums shall be held by the Holder in an interest bearing account to pay the Property Taxes and such premiums.
 To the extent permitted by law, upon the occurrence of an Event of Default under any of the Documents, the Holder may apply any sums so deposited to the Borrower's Obligations in such order and in such manner as the Holder may determine. If funds accumulated under the terms of this subsection (a) are not sufficient to pay the Property Taxes and insurance premiums when and as the same are due and payable, the Borrower shall pay on demand the amount of any such deficiency. If from time to time there are funds accumulated under the terms of this subsection in excess of the amount needed to pay Property Taxes and such insurance premiums, at least annually the Borrower shall be given the option of (i) receiving a refund of such excess funds, (ii) applying such excess funds to the payment of principal of and interest on the Loan, or (iii) permitting such excess funds to remain in the escrow account established pursuant to this subsection (a). Within 30 days after receipt of a request for a refund from the Borrower, the Holder shall refund such excess funds to the Borrower. If the Borrower fails to notify the Holder of its intent with respect to the application of such excess funds as provided in this subsection within 30 days from the date the Holder mailed notice of the accumulation of such excess funds, the Holder shall return such excess funds to the Borrower within ten (10) days thereafter.

(b) Right of Borrower to Contest. Notwithstanding any of the foregoing provisions, the Borrower shall have the right, without creating an Event of Default hereunder, to contest the validity or amount of any Property Taxes by timely and appropriate proceedings, provided that the Borrower shall (i) give the Holder and the Authority written notice of its intention to contest, (ii) diligently prosecute such contest,
(iii) at all times effectively stay or prevent any official or judicial sale of the property which is the subject of the Property Tax or any part thereof by reason of nonpayment of any such Property Taxes, and (iv) establish reasonable reserves for such liabilities being contested if the Holder or the Authority reasonably determines such reserves to be necessary, and, provided further, that the security for the Bond and the Borrower's Obligations is not, in the opinion of the Holder and the Authority, materially impaired during the period of contest.

	SECTION 8.2. Insurance Required. The Borrower shall, at all times during the Loan Term beginning with the Closing Date and at the Borrower's sole cost and expense, maintain or cause to be maintained insurance coverage in accordance with the customary insurance practices of businesses similar to the business which is carried on in the Existing Building or which will be carried on in the Building, but in all events at least to the following extent:

(a)     Insurance of Land, Building, Facility and Other Assets.
 The Borrower will keep the Land, the Building, the Facility and all other insurable assets insured to the extent required in the Facility Lease, but in any event against loss or Damage from:

(i) the perils of fire and hazards ordinarily included under standard extended coverage endorsements, in amounts necessary to prevent the application of any co-insurance provisions of the applicable policies up to the Full Insurable Value thereof within the terms of applicable policies, but in no event in an amount which is less than the aggregate principal amount of the Loan outstanding from time to time, and

(ii) war risks when a state of war or national public emergency exists and such insurance is obtainable from a department or agency of the United States Government, upon reasonable terms, in the full amount necessary to prevent the application of any co-insurance provisions of the applicable policies up to the then Full Insurable Value, or, if such amounts are not obtainable, then in the highest amount which can be so obtained, and
(iii) boiler or pressure vessel explosion (if there are boilers or pressure vessels located on the Property) in an amount customarily carried in the case of similar industrial or commercial operations.

(b) General Public Liability, Worker's Compensation, and Property Damage Insurance. The Borrower shall maintain or cause to be maintained any and all insurance required to be maintained under the Facility Lease, and in any event, at least to the following extent:

(i)     general public liability insurance and
worker's compensation insurance in amounts usually carried by similar operations against claims for bodily injury or death occurring upon, in or about the Property, with such insurance (other than worker's compensation insurance) to afford protection to the limit of not less than $1,000,000 in respect of bodily injury or death for any one occurrence, and to the limit of not less than $3,000,000 for the aggregate of all occurrences during any such given annual policy period, each such policy naming the Holder as additional insured;

(ii) property damage insurance against claims for damage to property (including loss of use) occurring upon, in or about the Building with such insurance to afford protection to the full insurable value thereof, but in any event not less than $2,500,000; and

(iii) business interruption insurance, in amounts and with such coverage as shall be approved by the Lender and the Authority.

(c) Additional Insurance. The Borrower will obtain and keep in force such other and further insurance as may be required from time to time by the Holder and the Authority in similar transactions.

	SECTION 8.3. Specific Requirements With Respect to Insurance. The following provisions shall apply with respect to the insurance coverage required by Section 8.2 hereof:

(a)     Insurance Companies.  All insurance required by Section
8.2 hereof shall be carried with responsible insurance companies selected by the Borrower and approved by the Holder and the Authority, and may be effected by endorsement of blanket insurance policies; provided, however, that all policies of insurance shall be written by companies of recognized standing which are authorized to do business in the State and are well rated by national rating organizations.

(b) Evidence of Insurance. The Borrower shall deliver to the Holder and the Authority, promptly upon the execution and delivery of this Agreement, original policies or duplicates thereof, or binders evidencing such insurance, and the Borrower shall deliver to the Holder and the Authority, at least 30 days prior to the expiration of any such insurance, additional policies or duplicates thereof, or binders evidencing the renewal of such insurance and the payment of the premiums therefor.

(c)     Mortgagee Clauses. The insurance policies required by
Section 8.2 hereof and all renewals thereof are hereby assigned to the Holder and the Authority, shall be deposited with and held by the Holder, and as collateral and further security for the Borrower's Obligations, shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling the Holder and the Authority, as their interests may appear, without contribution, to collect any and all proceeds payable under such insurance, all to be in form and substance acceptable to the Holder and the Authority.

(d) Cancellation. The Borrower will immediately notify the Holder and the Authority of any cancellation of or change in any insurance policy, and each such insurance policy to be provided under
Section 8.2 hereof shall contain an agreement by the insurer that it will not modify or cancel such policy except upon at least 30 calendar days' prior written notice to the Holder and the Authority, and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the Holder or the Authority or the Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.
(e) Collection and Adjustment of Insurance. The Borrower hereby authorizes the Holder, at its option, to collect, adjust and compromise any losses or claims under any of such insurance policies and to deduct from the proceeds thereof all costs and expenses of collection (including without limitation, all reasonable attorney's fees and expenses). The Net Proceeds of such insurance, whether collected by the Holder or the Borrower, shall be held in trust to be applied only as set forth in Article IX hereof.

(f)     Payment of Premiums; Failure of the Borrower to Effect
Insurance. The Borrower will promptly pay when due any and all premiums on all such insurance. On each anniversary of the Closing
Date, the Borrower shall deliver to the Holder and the Authority, a certificate, dated as of such date, to the effect that there is then in force all such insurance which is then required to be maintained by the Borrower. Should the Borrower fail to effect, maintain or renew any of the insurance required by Section 8.2 hereof in the required amounts, or to pay the premiums therefor, or to deliver to the Holder and the Authority any evidence of such insurance or payment therefor as required by this Article VIII, then in any of such events the Holder or the Authority, at its option, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be payable by the Borrower with interest, on demand, as provided in Section 12.2 hereof; however, it is expressly understood that procurement by the Holder or the Authority of any of such insurance shall not be deemed to waive or release the default of the Borrower, or the right of the Holder or the Authority, at their option, to exercise the remedies hereinafter set forth upon the occurrence of an Event of Default.

(g) Separate Insurance. The Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 8.2 hereof, unless each of the Holder and the Authority is included therein as a named insured or mortgagee, as appropriate, with loss payable as required in this Agreement. The
Borrower shall immediately notify the Holder and the Authority whenever any such separate insurance is applied for and shall promptly deliver to the Holder the policy or policies or binders evidencing the same with copies thereof to the Authority.
(h) Contravention of Insurance. The Borrower will not do or permit anything to be done on or about the Land, the Building or the Existing Building that will affect, impair or contravene any policies of insurance that may be carried by the Borrower or by Blue II with respect to the Building, the Existing Building or the Facility, or any part thereof, or the use thereof against loss or Damage by fire, casualty, public liability, or otherwise.


	ARTICLE IX

	DAMAGE TO THE FACILITY
	APPLICATION OF NET PROCEEDS

	SECTION 9.1. Damage to the Facility. If at any time prior to the Termination Date, the Facility or any part thereof is Damaged, either temporarily or permanently, the Borrower shall be obligated to continue to pay the amounts specified herein and in the Note, and the Net Proceeds resulting from any Damage will be applied as set forth in Section 9.2 hereof.

	SECTION 9.2. Application of Net Proceeds. (a) General. The Net Proceeds resulting from any Damage shall be applied in accordance with the provisions of Section 9.3(a) below, (i) to the redemption of the Bond in accordance with the provisions of Section 2.2(b) hereof; or (ii) to the restoration or replacement of that portion of the Equipment which was Damaged.

(b) Conditions Under Which Net Proceeds May be Applied to Restoration or Replacement of Equipment. In the event that, and to the extent that, the Net Proceeds are to be applied to the restoration or replacement of the Equipment, the following conditions must be met and complied with:

(i)     There shall not have occurred and be
continuing an Event of Default or an event that with the passage of time or the giving of notice or both would constitute an Event of Default;

(ii) The Borrower establishes to the reasonable satisfaction of the Holder and the Authority that the Borrower will be able to replace lost brewing capacity during the period of restoration or replacement of the Equipment;

(iii) The Holder and the Authority approve the plans and specifications, if any, for such restoration or replacement of the Equipment;

(iv) The Net Proceeds and, if deemed necessary by the Holder, additional deposits made by the Borrower which may be necessary in the judgment of the Holder to restore or replace the Equipment, shall be deposited into an escrow account to be held by the Holder, or by such other person as may be approved by the Holder.

(v)     The Borrower will proceed promptly to
replace the Equipment Damaged, or to restore that part of the Equipment Damaged, to substantially the same condition as it existed prior to such Damage, with such changes, alterations and modifications as may be desired by the Borrower and approved by the Holder and as will not impair the operating unity or productive capacity or the character of the Facility as a "project" under the Act.

(vi) The Borrower will observe and comply with all of the requirements set forth in Section 7.4 of this Agreement with respect to permitted improvements.

(vii) The Borrower will cause withdrawals to be made from the escrow account to pay the costs of such restoration, either on completion thereof or as the work progresses.

(viii) Any balance of the Net Proceeds remaining after the payment of all of the costs of any restoration or replacement of the Equipment permitted by (a)(ii) above shall be applied to the redemption of the Bond in accordance with the provisions of Section 2.2(b) hereof.

(ix) The Holder shall be entitled, at the expense of the Borrower, to consult such professionals as the Holder, in its sole discretion, may deem necessary to determine the total costs of restoring the Facility to its condition immediately prior to such Damage.

(x)     All proceeds from business interruption
insurance shall be available to the Borrower, in such amounts as the Holder, in its reasonable judgment, considers sufficient, to pay the debt service on the Note, and all assessments, insurance premiums and other sums due and payable by the Borrower pursuant to the Documents.

(xi)    All restoration shall be subject to the
approval by the Lender's Inspector and any and all contracts therefor shall be subject to the approval of the Lender and the Authority.

(xii) All moneys held in the escrow account shall constitute a part of the Security, and the Borrower hereby grants to the Holder a security interest therein.
	SECTION 9.3.    General Provisions.

(a)     Determination of Application of Net Proceeds.  The
Borrower, in its sole discretion, shall determine whether any Net Proceeds shall be applied as set forth in Section 9.2(a)(i) or Section 9.2(a)(ii) above; provided, however, that if at any time the Holder shall determine that the conditions set forth in Section 9.2(b) above have not been or are no longer satisfied, the Holder, with the prior written approval of the Authority, shall determine whether any Net Proceeds shall be applied as set forth in Section 9.2(a)(i) or Section 9.2(a)(ii) above.

(b)     [Reserved].

(c) Net Proceeds to be Held in Trust. All Net Proceeds received by any person shall be held in trust by the recipient thereof to be applied in accordance with the terms of this Article.
(d) Insufficient Funds. In the event the Net Proceeds are not sufficient to pay in full the costs of restoring or replacing the Equipment, as provided in this Article, the Borrower will nonetheless complete the work or the acquisition thereof and pay that portion of the costs thereof in excess of the amount of such Net Proceeds. The
Borrower shall not, by reason of the payment of such excess costs (whether by direct payment thereof or payment to the Holder therefor), be entitled to any reimbursement from the Holder or the Issuer or the Authority, or to any abatement or diminution of the payments payable hereunder or under the Note.

	ARTICLE X
	EVENTS OF DEFAULT; REMEDIES

	SECTION 10.1. Events of Default Defined. The following events shall be "Events of Default" under this Agreement:

(a) Any representation or warranty made herein or any statement or representation made in any certificate, report or opinion (including legal opinions), financial statement or other instrument furnished in connection with this Agreement (including Requisitions submitted under Article VI hereof), or any of the other Documents, proves to have been incorrect in any material respect when made; or

(b) The Issuer fails to pay, on the date which the same is due and payable, (and such failure continues for a period of ten (10) days after receipt by the Borrower from the Lender of written notice of such failure), the principal of, premium, if any, or interest or any other charges or sums on or under the Bond (whether upon maturity, after acceleration, on any installment payment date, or after notice of redemption, or otherwise) or any other payment by the Issuer required by this Agreement; or

(c) The Borrower fails to pay, on the date on which the same is due and payable, (i) the principal of, premium, if any, or interest or any other charges or sums on or under the Note (whether upon maturity, on any installment payment date, after acceleration, or after notice of redemption, or otherwise), or (ii) any other payment required by this Agreement or any of the other Documents to be paid by the Borrower; or

(d) The Borrower fails to duly and promptly perform, comply with or observe any of the terms, covenants, conditions or agreements contained in Sections 5.2 or 5.3 hereof; or

(e) The Issuer defaults in the due and punctual performance or observance of any covenant, condition, agreement or provision contained in the Bond or in this Agreement on the part of the Issuer to be performed or observed (other than as specified in subsection (b) of this Section), and such default shall continue for a period of 30 days after Notice to the Issuer specifying such default and requiring the same to be remedied; or

(f) The Borrower defaults in the due and punctual observance or performance of any other term, covenant or agreement herein contained (other than as specified in subsections (c) or (d) of this Section, or with respect to any other of the Borrower's Obligations, which default shall remain unremedied for 20 days after Notice to the Borrower thereof, or, if such default is under any of the other
Documents, such other cure period, if any, as may be specified herein or in the other Documents; or

(g) An Act of Bankruptcy occurs with respect to the Borrower or the Issuer; or the Borrower becomes generally unable to pay its debts as they become due; or

 (h) An order or decree appointing a receiver of any of the payments to be made by the Borrower pursuant to this Agreement or the
Note is entered with the consent or acquiescence of the Issuer, or such order or decree is entered without the acquiescence or consent of the Issuer and it is not vacated, discharged or stayed within 60 days after entry; or

(i) The Borrower is dissolved, merged, consolidated or reorganized, or any change occurs in the ownership or control of the Borrower without the prior written consent of the Holder and the Authority; or

(j) Any judgment against the Borrower or any attachment or any levy against the property of the Borrower (including, without limitation, the Facility or any portion thereof) with respect to a claim for an amount in excess of $25,000, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days (unless such judgment, attachment or levy is being contested or litigated in good faith); or

(k) Default is made with respect to any evidence of indebtedness or liability for borrowed money of the Borrower (other than the Loan) in excess of $25,000 if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder or obligee thereof to cause any indebtedness to become due prior to its stated maturity, or any such indebtedness is not paid as and when due and payable (unless the Borrower certifies to the Holder that the reason for nonpayment is a good faith dispute as to the obligation to pay such indebtedness or liability); or

(l) Any change in any zoning ordinance or any other public restriction is enacted, limiting or defining the uses which may be made of the Building, the Facility or any part thereof, such that the Permitted Use would be in violation of such restriction or zoning change; or

(m)     An Event of Default occurs under any of the other
Documents; or

(n) Any portion of the Facility is sold, transferred or encumbered, without the prior written consent of the Holder and the Authority, unless specifically permitted by this Agreement or the other Documents; or

(o)     Any provision of this Agreement or any of the other
Documents pertaining to the repayment of the principal of or interest on the Loan or the Bond transcends the limit of validity prescribed by law, or operates or would prospectively operate to invalidate this Agreement or any of the other Documents, in whole or in part; or

(p) The Borrower fails to complete the acquisition of the Facility on or before the Projected Completion Date, time being of the essence; or

(q) The Lender's Inspector determines that there is not sufficient time to complete the acquisition of the Facility on or before the Projected Completion Date, time being of the essence; or

(r)     The Authority, the Holder and their respective Agents
(and including the Lender's Inspector) are not permitted, at all reasonable times, to enter the Existing Building or the Building, to inspect the Facility in accordance with this Agreement; or

(s) A default or an Event of Default occurs under any of the documents relating to the Blue II Bond, the Bridge Loan or the SBA Loan; or

(t) The Facility Lease is terminated or the Borrower abandons or terminates the operation of its business; or

(u) A court of competent jurisdiction shall issue an injunction or restraint of the Borrower or any Subsidiary in any manner from conducting its business in whole or in part deemed material by the Holder in good faith.

(v) Any assets of the Borrower or any Subsidiary deemed material by the Holder in good faith shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian.

(w) An adverse change deemed material by the Lender in good faith shall occur with respect to the business, assets, operations or financial condition of the Borrower or any Subsidiary or otherwise with respect to the risks to the Lender attending the Security, any commitments of the Lender which could give rise to any of the Borrower's Obligations or the prospect for payment in full of the Borrower's Obligations, whether or not such adverse change otherwise constitutes an Event of Default.

(x) Termination or cancellation, without the Lender's and the Authority's prior written consent, of any lease or sublease of the Borrower or any Subsidiary of any business premises of the Borrower or any Subsidiary which the Lender in good faith deems material to the conduct of the business of the Borrower or any Subsidiary, including expiration of any such lease or sublease without renewal or extension, or the occurrence of any event or condition which could result in the termination or cancellation of any such lease or sublease unless such event or condition is waived by all parties to the lease or sublease and all other appropriate parties, or cured by the Borrower or such Subsidiary, as the case may be, in accordance with the provisions of such lease or sublease.

(y) Termination of any contract, franchise, license, permit, authorization, certificate or right of the Borrower or any Subsidiary which the Lender in good faith deems material to the Borrower's or such Subsidiary's business, assets, operations or financial condition.

(z) Suspension or revocation of any license, permit, certification, approval or the like required to be held by the Borrower or any Subsidiary by federal, State, local or foreign laws and which the Lender in good faith deems material to the Borrower's or such Subsidiary's business, assets, operations or financial condition of the Borrower.

(aa)    Kevin Brannon, Marjorie A. McGinnis or Steven T.
Nordahl shall for any reason (including death) cease to be the chief executive officer, President, and Vice President - Brewing Operations and Brewmaster, respectively, of the Borrower, unless, within 60 days thereafter, the Borrower shall have engaged a replacement officer who is satisfactory to the Lender in its discretion exercised in good faith.

(bb) The Borrower, any guarantor of all or any part of the Borrower's Obligations or any other person shall revoke or terminate, or attempt to revoke or terminate, or notify the Lender of revocation or termination of, any continuing obligations or agreements of the Borrower, such guarantor or such other person relating in any way to any of the Borrower's Obligations, including, without limitation, any continuing obligations or agreements of the Borrower, such guarantor or such other person under any guaranty or subordination agreement.

	SECTION 10.2.  Remedies on Default.  Whenever any Event of
Default referred to in Section 10.1 hereof shall have occurred, the Holder (with the prior written approval of the Authority), by Notice to such effect delivered to the Issuer and the Borrower, may accelerate the maturity of the Bond and declare all other of the Issuer's Obligations to be immediately due and payable, bring suit on the Bond, and take such other actions against the Issuer as it may deem to be appropriate (subject to the provisions of Section 2.6 hereof with respect to the limited liability of the Issuer), as permitted by law. Upon such declaration, the Bond and all accrued and unpaid interest thereon and all other of the Issuer's Obligations shall become immediately due and payable, without protest, presentment, further notice or demand, all of which are expressly waived by the Issuer, at the place of payment provided in such Notice, anything in any of the Documents to the contrary notwithstanding. In addition, the Holder (with the prior written approval of the Authority) and the Issuer (with the approval of the Holder), in its or their sole discretion, may take any one or more of the following remedial steps:

(a) Acceleration. Accelerate the maturity of the Note and declare the unpaid principal of the Note and all interest accrued thereon, together with all other of the Borrower's Obligations, to be immediately due and payable, by Notice to that effect delivered to the Borrower and to the other parties to this Agreement and the other Documents, and upon such declaration, the Note and all accrued and unpaid interest thereon and all other of the Borrower's Obligations shall become immediately due and payable, without protest, presentment, further notice or demand, all of which are expressly waived by the Borrower, at the place of payment provided in such Notice, anything in this Agreement or in the Bond or the Note to the contrary notwithstanding.

(b)     Legal Action.

(i)     by mandamus or other suit, action or
proceeding at law or in equity, enforce all rights of the Holder, and require the Borrower to carry out any agreement with or for the benefit of the Issuer or the Holder, and to perform its duties under the Act and this Agreement;

(ii)    bring suit upon the Note;

(iii)   by action or suit in equity to enjoin
any acts or things which may be unlawful or in violation of the rights of the Issuer or the Holder; or

(iv) take whatever action at law or in equity as may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due, or to exercise any rights or remedies under, or enforce performance and observance of any obligation, agreement or covenant of the Borrower or any other party under this Agreement or under any of the other Documents.
(c) Books and Records. Except for documents related to the legal services provided by the Borrower, which are subject to the attorney-client confidentiality privilege, have access to and inspect, examine and make copies of the books and records and any and all accounts and similar data of the Borrower.

(d) Liquidation of Security Interest in Security. Proceed under the Maryland Uniform Commercial Code as to all or any part of the security for the Bond and the Security, and in conjunction therewith exercise all of the rights, remedies and powers of a secured party under the Maryland Uniform Commercial Code, including, without limitation, taking possession of the security for the Bond and the Security pursuant to Section 9-503 of the Maryland Uniform Commercial Code without resort to judicial process. Upon the occurrence of any Event of Default hereunder, the Borrower shall assemble all of the security for the Bond and the Security, and make the same available within the Building. Any notification required by Section 9-504 of the Maryland Uniform
Commercial Code shall be deemed reasonably and properly given if given in the manner specified for other Notices under this Agreement, at least
15 days before any sale or other disposition of the security for the Bond or the Security. Disposition of the security for the Bond or the Security shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the community where the security for the Bond or the Security is located.


(e)  Other Actions.

(i) establish and maintain at the Lender, subject to the Lender's customary arrangements and charges therefor as established by the Lender from time to time, a repayment account, which shall be under the exclusive control of and subject to the sole order of the Lender, and require the Borrower to deposit in the repayment account, not later than the first Business Day following the day on which the same are received by the Borrower, as a tender of payment of the Borrower's Obligations, all cash, checks, drafts, money orders and other items of payment constituting, or collections or other proceeds of the Security.

(ii) notify postal authorities to change the address for delivery of mail addressed to the Borrower to such address as the Lender may designate and receive, open and dispose of all mail addressed to the Borrower.


(iii) indorse the Borrower's name on any promissory notes or other instruments, acceptances, checks, drafts, money orders or other items of payment constituting the Security, or collections or other proceeds of the Security, that may come into the Lender's possession or control from time to time;

(iv) sign the Borrower's name on any invoices to, drafts against and other notices and documents to account debtors or other obligors of the Borrower and requests for verification of accounts and other amounts which may be due to the Borrower;

(v) with respect to any accounts, notes, instruments, chattel paper, tax refunds, contract rights, general intangibles or other debts or liabilities payable to the Borrower securing the Borrower's Obligations, notify any Account debtors and other obligors thereon to make payments thereon directly to the Lender, take control of the cash and noncash proceeds thereof, demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility therefor to the Borrower.

(vi)  sue in its own name to enforce the Intellectual
Property, and any licenses thereunder, and if the Lender shall commence any such suit, the Borrower shall, at the request of the Lender, do any and all lawful acts and execute any and all proper documents required by the Lender in aid of such enforcement and the Borrower shall promptly, upon demand, reimburse and indemnify the Lender in the exercise of its rights hereunder; and

(vii) endorse the Borrower's name on all applications, documents, papers and instruments deemed necessary or desirable by the Lender in the use of the Intellectual Property; take any other actions with respect to the Intellectual Property as the Lender deems in the best interest of the Lender; grant or issue exclusive or non-exclusive licenses under the Intellectual Property to any person; and assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property to any person.

(f) Holder to Enforce Rights of Issuer. The Lender, its successors and assigns (including, without limitation, any other Holder), as the assignee of all of the right, title and interest of the Issuer in and to each of the Documents constituting a part of the security for the Bond and the Note (except for the Reserved Rights of the Issuer), may enforce each and every right granted to the Issuer pursuant to this Agreement and the other Documents (other than the Reserved Rights of the Issuer); provided, however, that, as provided in Section 2.8 hereof or in the Authority Insurance Agreement, the Holder will not exercise any remedies under the Documents without the prior written approval of the Authority. In any case where action by the Holder requires simultaneous or subsequent action by the Issuer, the Issuer will cooperate with the Holder and take any and all action necessary to effectuate the purposes and intent of this Agreement.

(g)     CONFESSION OF JUDGMENT.  IN THE EVENT THE
NOTE OR ANY INSTALLMENT DUE THEREUNDER OR ANY AMOUNT
DUE HEREUNDER IS NOT PAID WITHIN 15 DAYS OF THE DATE
WHEN DUE (WHETHER ON THE DATE DUE OR BY ACCELERATION),
THE BORROWER AUTHORIZES THE CLERK OR ANY ATTORNEY OF
ANY COURT OF RECORD TO APPEAR FOR IT AND ENTER
JUDGMENT BY CONFESSION WITHOUT PRIOR NOTICE OR
OPPORTUNITY FOR PRIOR HEARING FOR THE PRINCIPAL
BALANCE THEN OUTSTANDING UNDER THE NOTE AND SUMS DUE
UNDER THIS FINANCING AGREEMENT, TOGETHER WITH
INTEREST, COURT COSTS AND AN ATTORNEY'S FEE EQUAL TO
15% OF THE SUMS THEN DUE THEREUNDER AND HEREUNDER,
HEREBY WAIVING AND RELEASING, TO THE EXTENT PERMITTED
BY LAW, ALL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL,
STAY OF EXECUTION, INQUISITION AND EXTENSION UPON ANY
LEVY ON REAL ESTATE OR PERSONAL PROPERTY TO WHICH THE
BORROWER MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF
THE UNITED STATES OF AMERICA OR OF ANY STATE OR
POSSESSION OF THE UNITED STATES OF AMERICA NOW IN FORCE
OR WHICH MAY HEREAFTER BE PASSED.  THE AUTHORITY AND
POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE
BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE
EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE
THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT
ENTERED PURSUANT THERETO.  SUCH AUTHORITY AND POWER
MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME
TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN
AS THE HOLDER SHALL DEEM NECESSARY OR DESIRABLE, FOR
ALL OF WHICH THE NOTE SHALL BE A SUFFICIENT WARRANT.

	Notwithstanding the provisions of the immediately preceding paragraph, in enforcing any judgment by confession obtained against the Borrower in connection with the Loan or in exercising any other remedies available to the Holder, the Holder shall not demand, solely with respect to attorney's fees incurred by the Holder in connection with the Loan, any amounts in excess of the actual amount of attorney's fees charged or billed to the Holder.

	SECTION 10.3.   No Remedy Exclusive; Delays or Omissions;
Waiver of Breach. No action taken pursuant to this Article X shall relieve the Borrower or any other person from its obligations hereunder or under any of the other Documents, all of which shall survive any such action, and the Issuer and the Holder (to the extent provided above) may take whatever action at law or in equity as may appear necessary and desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower hereunder or of any other person under any of the Documents.

	No remedy herein conferred upon or reserved to the Issuer or the Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or under the other Documents or now or hereafter existing at law or in equity or by statute. Should any right or remedy granted herein be held to be unlawful, the Issuer or the Holder shall be entitled to every other right and remedy provided in this Agreement and by law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder or under the Documents shall impair any such right or power or be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event any agreement contained in this Agreement should be breached by the Borrower and is thereafter waived by the Issuer or the Holder, the Authority or any other party to this transaction, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Issuer or the Holder and such other party or parties as may be agreeing to such waiver, amendment, release or modification. In order to entitle the Issuer or the Holder to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such Notice as may be herein expressly required.

	SECTION 10.4. Termination of Proceedings. In case any pro-ceeding taken by the Holder or the Issuer on account of any default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Holder or the Issuer, then and in every such case, the Issuer, the Holder and the Borrower and all other parties to this transaction shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Holder and the Issuer and the other parties to this transaction shall continue as though no such proceeding had been taken.

	SECTION 10.5. Application of Moneys. All moneys collected pursuant to this Article shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Issuer and the Holder and the Authority or others, including interest thereon as provided in Section 12.3 hereof, be applied as follows:

		First - To the payment of any late charges or penalties and fees and expenses of the Holder;

		Second - To the payment of all payments of interest then due on the Bond and the Note;

		Third - To the payment of the unpaid principal balance of the Bond and the Note;

		Fourth - To the payment of all other of the Issuer's Obligations, in such order and in such amounts as the Holder (with the prior written approval of the Authority), in its sole discretion, may determine;

		Fifth - To the payment of all other of the Borrower's Obligations (including, without limitation, any obligations in connection with any Reimbursement Rights pursuant to Section 12.4 hereof or any other provision of any of the Documents), in such order and in such amounts as the Holder (with the prior written approval of the Authority), in its sole discretion, may determine; and

		Sixth - Any remaining amounts may be returned to the Borrower.

	ARTICLE XI

	DURATION OF AGREEMENT; DEFEASANCE

	SECTION 11.1. Duration of this Agreement. This Agreement shall become effective on the Closing Date, and shall continue in full force and effect until the Termination Date; provided that the expiration of this Agreement shall not affect any Surviving Rights of the Holder or the Issuer.

	SECTION 11.2. Defeasance and Discharge of Lien of the Holder. If and when the Bond secured hereby shall become due and payable or shall be redeemed in accordance with its terms and the whole amount of the principal, premium (if any) and interest so due and payable thereon and on the Borrower's Obligations shall be paid, together with all other amounts payable to the Holder hereunder and under the other Documents, then in that case, all covenants, agreements and other obligations in favor of the Holder under this Agreement and under the other Documents (except with respect to any Surviving Rights of the Holder) shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, upon request of the Issuer and the Borrower, the Holder shall release all security for the Bond and all other Security then held by the Holder under this Agreement and shall execute such releases and other documents as may be reasonably required by the Issuer. Any release by the Holder under this Section shall be without prejudice to the right of the Holder to any Surviving Rights of the Holder.

	ARTICLE XII

	ADDITIONAL PAYMENTS

    SECTION 12.l.       Costs to be Paid by the Borrower; Issuer's Fee.
(a) The Borrower agrees to pay, whether out of the proceeds of the Loan or other funds, all Acquisition Costs, including, without limitation, all costs and expenses of the Issuer, the Holder and the Authority (including the fees and expenses of their counsel and all costs of recording and filing (fees and taxes)) in connection with the issuance of the Bond, and the other transactions contemplated by this Agreement and the other Documents).

(b) The Borrower agrees to pay directly to the Issuer the Issuer's Fee. The Issuer's Fee is due and payable annually in advance on the Closing Date and each anniversary thereof and shall be calculated using the principal balance of the Bond outstanding on the date due. No portion of the Issuer's Fee shall be refunded if the Bond is redeemed in whole or in part or otherwise paid in the year for which the Issuer's Fee has been paid. The Issuer's Fee shall be due and payable from the Borrower without the necessity of any notice from the Issuer.

	SECTION 12.2. Reimbursement of Advances Made or Other Costs Incurred. If the Borrower fails to make any payment or to perform any other of the Borrower's Obligations, the Holder, the Authority (subject to the Authority Insurance Agreement) or the Issuer, without notice to or demand upon the Borrower, without waiving any default or releasing the Borrower from any of the Borrower's Obligations, and without being under any obligation to do so, may make such payment or perform any of the Borrower's Obligations. All amounts so paid by the Holder, the Authority or the Issuer, and all costs, fees and expenses incurred by the Holder, the Authority or the Issuer, whether in connection with such payment or performance or otherwise in connection with their respective duties and responsibilities under this Agreement and the other
Documents, shall be immediately due and payable by the Borrower upon demand therefor, as additional payments hereunder, together with interest thereon as provided in Section 12.3 below. In addition, notwithstanding anything in this Agreement to the contrary, in the event that the Borrower should default under any of the provisions of this Agreement, and the Holder, or the Issuer should employ attorneys or incur other expenses for the collection of amounts due hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Holder, the Authority or the Issuer the fees of such attorneys and such other expenses so incurred.

	SECTION 12.3 Interest on Additional Payments and Reimburse-ments. Without limiting any other provisions for the payment of interest, additional interest, late charges, premiums or like charges under any of the Documents, in any instance in which any sum other than principal, premium (if any), and interest is due from the Borrower to the Holder, the Issuer or any other party to this transaction as a direct payment, reimbursement or otherwise, and no specific provision is made with respect to the payment of interest thereon or the rate of interest thereon is not otherwise specified, such sum shall bear interest from the date on which it becomes due until paid in full at the Reimbursement Rate.

	SECTION 12.4  Indemnification.

	(a) General Indemnification. The Borrower shall protect, indemnify, and save harmless the Holder, the Authority, the Issuer and their respective Agents against and from any and all Claims (except, with respect to any Claims arising solely from the Gross Negligence of any party other than the Issuer) incurred by, or asserted or imposed against, any of them, and any loss or expense (including all attorneys' fees) in connection therewith, by reason of: (i) any accident, injury (including death) or Damage to any person or property, however caused, resulting from, connected with or growing out of any act of commission or omission of the Borrower, or any Agents, assignees, contractors or subcontractors of the Borrower or any use, nonuse, possession, occupation, condition, operation, service, design, construction, acquisition, maintenance or management of, or on, or in connection with, the Property, or any part thereof, (ii) any breach or default on the part of the Borrower in the performance of any of its obligations under any of the Documents, (iii) any act or negligence of the Borrower or of any of its Agents or licensees, (iv) any act or negligence of any assignee or lessee of the Borrower, or (v) the financing of the Facility by the Lender and the issuance and sale of the Bond, until the Termination Date, regardless of whether such Claims are against or are suffered or sustained by the Holder, the Issuer or any of their respective Agents, or are against any person to whom the Holder, the Authority, the Department, the Issuer or any of their respective Agents may become liable therefor. Neither the Holder, the Authority, the Department nor the Issuer is liable for any Damage or injury occurring during the Loan
Term to persons or property of the Borrower or any of its Agents or any other person who or which may be upon the Land, in the Building or in the Existing Building, and the Borrower hereby releases the Holder, the Authority, the Department and the Issuer from, and agrees that they shall not be liable for, and the Borrower shall hold them harmless from, any such liability. The Borrower may, and if so requested by the Holder, the Authority, the Department or the Issuer shall, undertake to defend, at its sole cost and expense, any and all Claims brought against the Holder, the Authority, the Department, the Issuer or any of their respective Agents in connection with any of the matters mentioned in this Section, provided that the Holder, the Authority, the Department and the Issuer shall give the Borrower timely Notice of and forward to the Borrower every demand, notice, summons or other process received with respect to any Claim within the purview hereof. However, failure of the Issuer to forward such Notice shall not release the Borrower from its obligations under this Section 12.4(a).

(b) Liability of Issuer, etc. The parties intend that neither the Issuer nor any officer or employee of the Issuer, the Department or the State or the Authority (except in regard to the Authority Insurance Agreement) shall incur pecuniary liability by reason of the terms of any of the Documents, or the undertakings required of the Issuer or any officer or employee of the Issuer, the Authority, the Department or the

State under any of the Documents by reason of the issuance of the Bond or the execution and delivery of any of the Documents, or the performance of any act required of the Issuer or any officer or employee of the Issuer, the Authority, the Department or the State by any of the Documents, or the performance of any act requested of the Issuer by the Borrower, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing. Notwithstanding the foregoing, if the Issuer or any officer or employee of the Issuer, the Department, the Authority or the State should incur any such pecuniary liability, the Borrower shall indemnify and hold the Issuer and any officer or employee of the Issuer, the Department, the Authority or the State harmless against all claims by or on behalf of any person, firm or corporation or other legal entity arising out of the same, and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and, upon Notice from the Issuer, the Borrower shall defend the Issuer or any officer or employee of the Issuer, the Authority, the Department or the State in any action or proceeding alleging any pecuniary liability.

(c) Consequential Liability. In addition to any other amounts payable under any of the Documents by way of indemnification or otherwise, the Borrower hereby agrees to pay and to indemnify and save the Issuer harmless from and against any damage, loss, cost or expense (including reasonable attorneys' fees) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (A) any breach by the Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, any of the Documents, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default and (B) any defense against any legal action commenced to challenge the validity of any of the Documents.

(d) Approvals of Facility. Neither the approval by the Lender of the Equipment, nor any subsequent inspections or approvals of the Facility shall constitute a warranty or representation by the Lender or the Issuer or the Authority or any of their respective Agents as to the technical sufficiency, adequacy or safety of any structure or any of its component parts. Furthermore, the Issuer's approval of the proposed financing and its execution and delivery of the Bond and the other Documents shall not constitute any approval by the Issuer of any zoning, use, planning, building permit or other similar approvals relating to the Facility. All acts, including any failure to act, relating to the Property by any agent, representative or designee of the Issuer or any Holder are performed solely for the benefit of the Holder, the Issuer and to assure repayment of the Loan and are not for the benefit of the Borrower or the benefit of any other person other than the Authority pursuant to the Authority Insurance Agreement.

(e) Insurance. The Borrower will provide for and insure, in the general public liability insurance policies required by Article VIII or
Section 5.2(c) hereof, the liability assumed by this Section.

(f)     Indemnification of Lender For Loss Incurred Upon
Sale of Bond. In addition to the losses described above, the Borrower agrees to indemnify the Lender for any loss incurred by the Lender in the event that the Bond is transferred by the Lender to another Holder after the occurrence of an Event of Default hereunder, if the purchase price paid upon such transfer is less than the sum of the outstanding principal balance thereof, all accrued and unpaid interest thereon, and any and all other amounts then owed to the Lender under any of the Documents.

	SECTION 12.5.  Surviving Rights.  All of the respective
Reimbursement Rights of the Holder and the Issuer set forth in the foregoing Sections of this Article XII shall survive the termination of this Agreement.

	SECTION 12.6. Payments Due on Non-Business Days. In any case where a payment is due under this Agreement on a day other than a Business Day, then such payment need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date due.

	ARTICLE XIII

	MISCELLANEOUS

	SECTION 13.l. Unconditional Obligations of Borrower. The payment and performance by the Borrower of the Borrower's Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Holder, the Issuer, or any other parties to this transaction, and the Borrower shall pay absolutely net during the Loan Term all payments to be made as prescribed in the Note, in this Agreement, and in each of the other Documents, free of any deductions and without abatement, diminution or set-off, notwithstanding any term of this Agreement, any bankruptcy, insolvency, liquidation, dissolution, or non-existence of the Issuer, or the nonperformance by the Holder, or the Issuer of any obligation hereunder or under any of the other Documents or any other matter or event whatsoever (other than prior payment or performance thereof) which might otherwise relieve the Borrower from the obligation to pay such amount; and until such time as the principal of, premium, if any, and interest on the Loan shall have been fully paid, the Borrower: (a) will not suspend or discontinue any payments provided for in the Note; (b) will perform and observe all of its other agreements contained in this Agreement and each of the other Documents, including (without limitation) all payments required to be made to the Holder and the Issuer; and (c) will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Borrower to complete the acquisition of the Facility, sale or other transfer of the Facility, Damage to the Facility or any portion thereof, commercial frustration of purpose, the occurrence of any acts or circumstances which may constitute a failure of consideration, any change in the tax laws of the United States of America or of the State or any political subdivision thereof, or any failure of the Holder or the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Agreement.

	SECTION 13.2. Authorized Representatives. Whenever under the provisions of this Agreement or any of the other Documents the approval of the Issuer is required, or the Issuer is required to take some action at the request of any party to this Agreement, unless specifically provided otherwise, such approval or request shall be given on behalf of the Issuer by the Authorized Issuer Representative, and the other parties to this transaction are authorized to rely upon any such approval or request and the Issuer shall not have any complaint against such other parties as a result of such reliance. A specimen signature of the Authorized Issuer Representative has been provided to the other parties to this transaction.
 In the event that the Authorized Issuer Representative designated in Section l.l hereof shall become unavailable or unable to take any action or make any certification provided for or required under this Agreement, a successor or successors shall be appointed by written certificate of the Issuer furnished to the other parties to this transaction, executed by or on behalf of the Issuer and containing a specimen signature of such successor or successors.

	Whenever under the provisions of this Agreement or any of the other Documents the approval of the Borrower is required, or the Borrower is required to take some action at the request of any party to this Agreement, such approval or request shall be given on behalf of the Borrower by the Authorized Borrower Representative, and the other parties to this transaction are authorized to rely upon any such approval or request, and the Borrower shall not have any complaint against such parties as a result of any such reliance. A specimen signature of the Authorized Borrower Representative has been provided to the other parties to this transaction. In the event that the Authorized Borrower Representative designated in Section l.l hereof should become unavailable or unable to take any action or make any certification provided for or required under this Agreement, a successor or successors shall be appointed by written certificate of the Borrower furnished to the other parties to this transaction, executed on behalf of the Borrower by an authorized Agent of the Borrower and containing a specimen signature of such successor or successors.

	SECTION 13.3.   Consent to Jurisdiction; Service of Process.

(a) The Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement may be brought in any appropriate court in the State or in any other court having jurisdiction over the subject matter, all at the sole election of the Holder, and by the execution of this Agreement the Borrower irrevocably consents to the jurisdiction of each such court.

(b) If for any reason the Borrower should become not qualified to do business in the State, the Borrower hereby agrees to designate and appoint, without power of revocation, an agent for service of process within the State, as the agent for the Borrower upon whom may be served all process, pleadings, notice or other papers which may be served upon the Borrower as a result of any of the Borrower's Obligations.

(c) The Borrower covenants that throughout the period during which the Bond remains outstanding, if a new agent for service of process within the State is designated, the Borrower will immediately file with the Holder, the Authority and the Issuer the name and address of such new agent and the date on which his appointment is to become effective.

	SECTION 13.4.   Further Assurances and Corrective Instruments.
The parties hereto agree that they will, from time to time, execute and deliver, or cause to be executed and delivered, such Supplements hereto and such further instruments as may reasonably be required for carrying out the intention of the parties to, or facilitating the performance of, this Agreement.

	SECTION 13.5. Estoppel Certificate. The Borrower will, upon not less than 10 business days' request by the Holder, the Issuer, or any other party to this transaction, execute, acknowledge and deliver to such person a statement in writing, certifying (a) that this Agreement is unmodified and in full force and effect and the payments required by this Agreement to be paid by the Borrower have been paid, and (b) the then unpaid principal balance of the Note and the Loan; and stating whether or not to the knowledge of the signer of such certificate any party to any of the Documents is in default in the performance of any covenant, agree-ment or condition contained therein and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by the Holder, the Issuer and the other parties to this transaction.

	SECTION 13.6. Prior Agreements Canceled. Except for (a) the other Documents, (b) any conditions to disbursements of Bond proceeds set forth in the Lender's Commitment Letter to the Borrower dated March
6, 1996, and in the Authority's Commitment Letter to the Borrower dated February 15, 1996, as amended May 29, 1996 or (c) any other document or agreement to the extent specifically provided therein, (i) this Agreement shall completely and fully supersede all other prior agreements, both written and oral, by and among the Borrower, the Lender, the Issuer and the other parties to this transaction (and any prior agreements by and between any two or more of the foregoing), relating to the acquisition of the Facility, and (ii) none of the parties to this Agreement shall hereafter have any rights thereunder, but shall look solely to this Agreement and the other Documents for definitions and determination of all of their respective rights, liabilities and responsibilities relating to the Facility and the financing therefor.

	SECTION 13.7. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon each of the parties hereto and their respective successors and permitted assigns.

	SECTION 13.8. Dissolution of Issuer. In the event of the dissolution of the Issuer, all of the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of, or for the benefit of, the Issuer, shall bind or inure to the benefit of the successors of the Issuer from time to time and any person to whom or to which any power or duty of the Issuer shall be transferred.

	SECTION 13.9. Disclosure of Information. The Borrower consents and agrees that the Lender and the Authority may issue press releases concerning, and otherwise publicly announce or publicize, financings provided by the Lender and the Authority to the Borrower. The Borrower hereby authorizes the Lender and the Authority to disclose to any subsidiary or affiliate of the Lender, to any fiduciary institution (as "fiduciary institution" is defined in Subtitle 3 of Title 1 of the Financial Institutions Article of the Annotated Code of Maryland, or any successor legislation) or to any banking institution, credit union or savings and loan association organized under the laws of any State, and hereby authorizes all subsidiaries and affiliates of the Lender, all fiduciary institutions (as defined as above provided) and all banking institutions, credit unions and savings and loan associations organized under the laws of any State to disclose to the Lender, the financial record of the Borrower (as "financial record" is defined in Subtitle 3 of Title 1 of the Financial Institutions Article of the Annotated Code of Maryland, or any successor legislation). Subject to the foregoing, the Lender and the Authority agree to hold all non-public information obtained pursuant to this Agreement and the Other Agreements in accordance with their respective customary procedures for handling confidential information.

	SECTION 13.10. Illegality. If fulfillment of any provision hereof or any transaction related hereto or to the other Documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; provided, however, that, as provided in Section 10.1(o) hereof, if any such provision pertains to the repayment of the principal of or interest on the Loan, the occurrence of any such invalidity shall constitute an Event of Default hereunder.

	SECTION 13.11. Amendments, Changes and Modifications. This Agreement may not be amended, changed, modified, altered or terminated except by a written instrument executed by all of the parties hereto with the prior written consent of the Authority.

	SECTION 13.12. Execution of Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

	SECTION 13.13. Law Governing Construction of Agreement. This Agreement, having been executed, sealed and delivered in the State, shall be interpreted and construed in accordance with and governed by the laws of the State.

	SECTION 13.14.  Assignment.  This Agreement and the other
Documents may not be assigned, in whole or in part, by the Borrower, without the prior written consent of the Holder and the Issuer.

	[SIGNATURES APPEAR ON THE FOLLOWING PAGE]


	IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed under seal in its name and on its behalf by the Executive Director of the Issuer, and the Lender has caused this Agreement to be executed under seal in its name and on its behalf by its duly authorized officer; the Borrower has caused this Agreement to be executed under seal in its name and on its behalf by its duly authorized officer, all being done as of the day and year above first written.

WITNESS:              MARYLAND ECONOMIC DEVELOPMENT CORPORATION

/s/John R. Devine
/s/Marjorie A. McGinnis
/s/Kevin G. Gralley
By:___________________________
							 /s/  Hans F. Mayer,
							   Executive Director

[SEAL]

ATTEST:              FREDERICK BREWING CO., a Maryland corporation



By:______________________
By:_____________________(SEAL)
/s/Kevin Brannon,
Chief Executive Officer


[SEAL]

WITNESS:                                                SIGNET BANK


_______________________
By:_____________________(SEAL)
							/s/Mark A. Cunningham,
							   Vice President


[SEAL]

	EXHIBIT A

	$1,500,000
	MARYLAND ECONOMIC DEVELOPMENT CORPORATION
	TAXABLE ECONOMIC DEVELOPMENT REVENUE BOND
	(FREDERICK BREWING CO. FACILITY)
	1996 ISSUE

	FORM OF REQUISITION

TO:  Signet Bank        Requisition Number: ______
     7 Saint Paul Street        Date: ______________, 19__
	Baltimore, Maryland  21202
	Attention: ______________

	This Requisition is being submitted pursuant to the Loan and Financing Agreement dated ________ __, 1996, executed and delivered in connection with the issuance and sale of the above-captioned Taxable Economic Development Revenue Bond (the "Financing Agreement").
Unless the context clearly indicates a contrary meaning, all terms used herein and defined in the Financing Agreement have the meanings set forth in the Financing Agreement.

	We request that you advance Bond proceeds to the following payee in the following amount:

		Payee:          ____________________________________

		Payee's Address:        __________________________
					__________________________
					__________________________
		Amount:         ____________________________________

		Purpose of Requisition:  _____________________
					____________________________________
					____________________________________
					____________________________________

	We hereby certify that:

(a) None of the items for which funds are being requisitioned has formed the basis for any advance of Bond proceeds heretofore made.

(b) Each item for which funds are being requisitioned is a proper item to be paid from the Bond proceeds and is necessary in connection with the acquisition of the Facility.

(c) No written notice of any lien, right to lien or attachment upon, or claim affecting the right to receive payment of, any of the moneys payable under this requisition to any of the persons named herein has been received, or if any notice of any such lien, attachment or claim has been received, such lien, attachment or claim has been released or discharged or will be released or discharged upon payment of this requisition.

(d) With respect to each item for payment for labor or Equipment, the labor was actually performed or the Equipment was actually furnished to or installed in or about the Building or the Existing Building.

(e) Such Equipment is not subject to any lien or security interest, other than the security interest in favor of the Issuer and the Lender and Permitted Liens, or the funds requisitioned are to be used to satisfy any such lien or security interest.

(f) This requisition does not in amount exceed 100% of the value of work performed and materials in place for which funds are being requested.

(g) The remaining unadvanced Bond proceeds are sufficient to complete the acquisition of the Facility or acquisition of the Facility has been so completed.

(h) This requisition is not for materials which are not, as of the date hereof, physically incorporated into the Building or the Existing Building, unless such materials have been stored, secured and insured in a manner satisfactory to the Lender and otherwise in accordance with the terms of the Financing Agreement.

(i) No Event of Default has occurred and is continuing as of the date hereof.

	Attached hereto are invoices and receipts for costs for which payment or reimbursement is being requested.

							FREDERICK BREWING CO.


	By:__________________________
							   Authorized Borrower
							   Representative

Total prior requisitions                        $ __________________

Amount of this requisition              $ __________________

		Total                           $ __________________

Approved:

SIGNET BANK, Lender

By:_________________________

Date:_______________________

	EXHIBIT B


	LIST OF EQUIPMENT TO
	BE PURCHASED WITH BOND PROCEEDS

	EXHIBIT C


	LIST OF COPYRIGHTS, PATENTS AND TRADEMARKS

	EXHIBIT D

		$1,500,000
		Maryland Economic Development Corporation
		Taxable Economic Development Revenue Bond

Frederick Brewing Co.,
as borrower

and
Signet Bank,
as lender


Summary of Sources and Uses of Loan Proceeds

Sources of Funds:
	MEDCO Bond Proceeds                     $1,500,000
	SBA Loan / Signet Bridge Loan                969,000
	Equity Provided by Frederick Brewing Co.             858,538
		Total Sources of Funds          $3,327,538


Uses of Funds
	Closing Costs Per Settlement Sheet                   39,038
	Equipment Acquisition Costs             3,288,500
		Total Uses of Funds                 $3,327,538